EXHIBIT 4-rrr

MORGAN STANLEY FINANCE LLC,
as Issuer

MORGAN STANLEY,
as Guarantor

THE BANK OF NEW YORK MELLON,
as Unit Agent, as Collateral Agent, as
Trustee and Paying Agent under the
Indenture referred to herein, and as
Warrant Agent under the Warrant
Agreement referred to herein

AND

THE HOLDERS FROM TIME TO TIME
OF THE UNITS DESCRIBED HEREIN

______________

[FORM OF UNIT AGREEMENT]

 ______________

Dated as of February 16, 2016

TABLE OF CONTENTS

__________________

Page

ARTICLE 1 Definitions and Other Provisions of General Application
Section 1.01. Definitions	2
ARTICLE 2 Units
Section 2.01. Forms Generally	12
Section 2.02. Form of Certificate of Authentication and Countersignature	12
Section 2.03. Amount Unlimited; Issuable in Series	13
Section 2.04. Denominations	14
Section 2.05. Rights and Obligations Evidenced by the Units	14
Section 2.06. Execution, Authentication, Delivery and Dating	15
Section 2.07. Temporary Unit Certificates	15
Section 2.08. Registration of Transfer and Exchange; Global Units	16
Section 2.09. Mutilated, Destroyed, Lost and Stolen Unit Certificates	19
Section 2.10. Persons Deemed Owners	21
Section 2.11. Cancellation	21
Section 2.12. Exchange of Global Units and Definitive Units	22
Section 2.13. CUSIP Numbers	23
ARTICLE 3 The Purchase Contracts; Settlement of Warrants
Section 3.01. Form and Execution of Purchase Contracts; Temporary Purchase Contracts	23
Section 3.02. Number Unlimited Issuable in Series	25
Section 3.03. Countersignature, Execution on Behalf of Holder and Delivery of Purchase Contracts	27
Section 3.04. Further Provisions Relating to Issuance of Purchase Contracts	30
Section 3.05. Purchase of Purchase Contract Property; Optional Acceleration of Purchase Obligations; Authorization of Agent by Holder; Transferees Bound	30
Section 3.06. Payment of Purchase Price	32
Section 3.07. Delivery of Purchase Contract Property or Other Amounts	35
Section 3.08. Charges and Taxes	35

i

UNIT AGREEMENT, dated as of February 16, 2016, by and among MORGAN STANLEY FINANCE LLC, a Delaware limited liability company (the “Company”) and a wholly-owned subsidiary of Morgan Stanley, MORGAN STANLEY, a Delaware corporation (the “Guarantor”), THE BANK OF NEW YORK MELLON, a New York banking corporation (“BNYM”), acting solely as unit agent and collateral agent under this Agreement (in its capacity as unit agent, the “Agent,” and, in its capacity as collateral agent, the “Collateral Agent”), except to the extent that this Agreement specifically states that the Agent is acting in another capacity, BNYM, as trustee and paying agent under the Indenture described below (in its capacity as trustee under the Indenture, the “Trustee” and, in its capacity as paying agent under the Indenture, the “Paying Agent”), and BNYM, as Warrant Agent under the Warrant Agreement described below (in its capacity as Warrant Agent under the Warrant Agreement, the “Warrant Agent”), and the holders from time to time of the Units described herein.

WHEREAS, the Company has entered into a Senior Indenture dated as of February 16, 2016 among the Company, the Guarantor and the Trustee (as may be amended and supplemented from time to time, the “Indenture”);

WHEREAS, the Company has duly authorized the issuance, from time to time, pursuant to the Indenture of senior debt securities (“Debt Securities”);

WHEREAS, the Company has entered into a Warrant Agreement (the “Warrant Agreement”) dated as of February 16, 2016 among the Company, the Guarantor and BNYM, as Warrant Agent;

WHEREAS, the Company has duly authorized the issuance, from time to time, pursuant to the Warrant Agreement of warrants (“Warrants”) to purchase or sell (i) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities, in each case on terms to be determined at the time of sale;

WHEREAS, the Company has duly authorized the issuance, from time to time, of purchase contracts governed by this Agreement (including pre-paid purchase contracts not treated as indebtedness) (“Purchase Contracts”) requiring the holder thereof to purchase or sell (i) securities issued by the Company or by an entity affiliated or not affiliated with the Company, a basket of such securities, an index or indices of such securities or any combination of the above, (ii) currencies or (iii) commodities, in each case on terms to be determined at the time of sale;

WHEREAS, the Company has duly authorized the issuance, from time to time, of purchase contracts that would be treated as indebtedness and be governed by the Indenture and that require holders to satisfy their obligations thereunder upon issuance of such Purchase Contracts (“Prepaid Purchase Contracts Issued under the Indenture”);

WHEREAS, the Company desires to provide for the issuance of units (“Units”) consisting of Purchase Contracts, Prepaid Purchase Contracts Issued under the Indenture, Warrants or Debt Securities, or any combination thereof;

WHEREAS, the parties hereto wish to secure the performance by the holders of Units consisting of Debt Securities and Purchase Contracts of their obligations under such Purchase Contracts and the observance and performance of the covenants and agreements contained herein and in such Purchase Contracts; and

WHEREAS, the Guarantor has duly authorized the full and unconditional guarantee of the Units (including Purchase Contracts governed by this Agreement), and in order to provide the general terms and conditions of the Units (including Purchase Contracts governed by this Agreement) and the guarantee of same, the Guarantor has duly authorized the execution and delivery of this Agreement;

NOW, THEREFORE, in consideration of the premises and the purchases of the Units by the holders thereof, the Company, the Guarantor, the Agent, the Warrant Agent, the Collateral Agent and the Trustee and Paying Agent covenant and agree as follows:

Article 1
Definitions and Other Provisions of General Application

Section 1.01. Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(i)  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States in effect at the time of any computation; and

(iii) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.

“Accelerated Settlement Date,” with respect to a Purchase Contract of any series, means any date to which the Company accelerates the obligations of the Holder of the Units of which such Purchase Contract constitutes a part, subject to any limitations as may be specified pursuant to Section 3.02.

“Acceleration Notice” has the meaning specified in Section 3.05(b).

“Act,” with respect to any Holder, has the meaning specified in Section 11.04.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means the Person named as the “Agent” in the first paragraph of this Agreement until a successor Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Agent” shall mean such successor Person.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Authenticating Agent” means any Person authorized by the Agent to act on behalf of the Agent to countersign and execute Purchase Contracts.

“Bankruptcy Event” means any of the following events: (i) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or (ii) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors.

“Board” means either the board of directors of the Guarantor or the board of managers of the Company, as applicable, or any other committee duly authorized to act on its behalf with respect to this Agreement.

“Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company or the Guarantor, as applicable, to have been duly adopted or consented to by such Board and to be in full force and effect on the date of such certification and delivered to the Agent or the Collateral Agent, as the case may be.

“Business Day” means any day that is not a Saturday or Sunday or a legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to be closed.

“Cash Settlement” has the meaning set forth in Section 3.06(a)(i).

“Closed Purchase Contract” means any Purchase Contract with respect to which a purchase or sale of, or other settlement with respect to, the Purchase Contract Property has occurred pursuant to Article Three or that has been redeemed or is otherwise not Outstanding.

“Collateral” has the meaning specified in Section 5.01(a).

“Collateral Agent” means the Person named as the “Collateral Agent” in the first paragraph of this Agreement until a successor Collateral Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter “Collateral Agent” shall mean such successor Person.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor Person shall have become such pursuant to the applicable provisions of this Agreement, and thereafter the “Company” shall mean such successor Person.

“Corporate Trust Office” means the office of the Agent or the Collateral Agent, as appropriate, at which at any particular time its corporate trust business shall be principally administered, which office at the date hereof is located at 101 Barclay Street, 7W, New York, New York 10286.

“Debt Securities” has the meaning stated in the second recital in this Agreement and more particularly means any Debt Securities originally issued as part of a Unit of any series.

“Debt Security Register” with respect to any Debt Securities constituting a part of the Units of any series means the security register of the Company maintained by the Trustee pursuant to the Indenture.

“Debt Security Settlement” has the meaning set forth in Section 3.06(a)(ii).

“Default” means an Event of Default under the Indenture or a Purchase Contract Default.

“Definitive Securities” means any Security in definitive form.

“Definitive Unit” means any Unit comprised of Definitive Securities.

“Depositary” means, with respect to Registered Units, DTC, or any successor, or, with respect to any Unregistered Units, a common depositary for Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Clearstream Banking, société anonyme, or any other relevant depositary named in an Issuer Order, in each case, as the Holder of any Global Units.

“DTC” means The Depository Trust Company or its nominee.

“Event of Default,” with respect to the Debt Securities, has the meaning set forth in the Indenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Global Debt Security” means a global Debt Security in bearer or registered form originally issued as part of a Global Unit of any series.

“Global Prepaid Purchase Contract Issued under the Indenture” means a global Prepaid Purchase Contract Issued under the Indenture in bearer or registered form originally issued as part of a Global Unit of any series.

“Global Purchase Contract” means a global Purchase Contract in bearer or registered form originally issued as part of a Global Unit of any series.

“Global Security” means any of a Global Debt Security, Global Warrant, Global Purchase Contract or Global Prepaid Purchase Contract Issued under the Indenture.

“Global Unit” means any Unit that comprises one or more Global Securities and is represented by a global Unit Certificate in bearer or registered form.

“Global Warrant” means a global Warrant in bearer or registered form originally issued as part of a Global Unit of any series.

“Guarantee” means the guarantee of the Company’s obligations under this Agreement and the Units (including Purchase Contracts governed by this Agreement) by the Guarantor pursuant to Article Twelve.

“Guarantor” means Morgan Stanley, a Delaware corporation, and, subject to Article Twelve, its successors and assigns, in each case unless and until the Guarantor is released from the Guarantee pursuant to this Agreement.

“Holder” means (i) in the case of any Registered Security or Registered Unit, the Person in whose name such Registered Security or the Registered Securities constituting a part of such Registered Unit are registered on the relevant Security Register and (ii) in the case of any Unregistered Security or Unregistered Unit, the bearer of such Security or Unit, provided that, in the case of (i) above, so long as the Registered Securities constituting part of such Units are not separable, “Holder” shall mean the Person in whose name a Registered Security constituting a part of such Unit is registered on the Security Register specified pursuant to Section 2.03.

“Indenture” has the meaning specified in the first recital in this Agreement.

“Initial Acceleration Date” means, with respect to Purchase Contracts of any series, the initial date, if any, specified pursuant to Section 3.02 on which such Purchase Contracts may be accelerated pursuant to Section 3.05 hereof.

“Interest Payment Date,” with respect to any Debt Security, has the meaning set forth in the Indenture or in any document executed pursuant to the terms of the Indenture relating to such Debt Security.

“Issuer Order” or “Issuer Request” means a written order or request signed in the name of the Company by a Manager, the President, any Vice President, the Treasurer, any Assistant Treasurer or any other person authorized by the Board of the Company and delivered to the Agent or the Collateral Agent, as the case may be.

“Letter of Representations” means, as of any date, the Letter of Representations or Letters of Representations to DTC in effect as of such date from the Agent relating to the Units covered by this Agreement.

“Minimum Acceleration Amount” means the minimum number of Purchase Contracts of any series as specified pursuant to Section 3.02 that may be subject to acceleration pursuant to Section 3.05.

“Minimum Remaining Amount” means the minimum number of Purchase Contracts of any series as specified pursuant to Section 3.02 that must remain Outstanding immediately following any acceleration pursuant to Section 3.05.

“Officer’s Certificate” means (i) with respect to the Company, a certificate signed by any one of the following: a Manager, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other person authorized by the Board of the Company and (ii) with respect to the Guarantor, a certificate signed by any one of the following: the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, any Executive Vice President, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or any other person authorized by the Board of the Guarantor, in each case delivered to the Agent or the Collateral Agent, as the case may be.

“Opinion of Counsel” means an opinion in writing signed by legal counsel to the Company or the Guarantor who may be an employee of or counsel to the Company or the Guarantor and who shall otherwise be satisfactory to the Agent or the Collateral Agent, as the case may be.

“Optional Definitive Unit Request” has the meaning set forth in Section 2.12.

“Outstanding,” with respect to any Unit, Debt Security, Warrant, Purchase Contract or Prepaid Purchase Contract Issued under the Indenture means, as of the date of determination, all Units, Debt Securities, Warrants, Purchase Contracts or Prepaid Purchase Contracts Issued under the Indenture, as the case may be, evidenced by Units theretofore authenticated, countersigned, executed and delivered under this Agreement, except:

(A) Units, Debt Securities, Warrants, Purchase Contracts or Prepaid Purchase Contracts Issued under the Indenture theretofore deemed cancelled, cancelled by the Agent, Warrant Agent or Trustee, as the case may be, or delivered to the Agent, Warrant Agent or Trustee, as the case may be, for cancellation, in each case pursuant to the provisions of this Agreement, the Warrant Agreement or the Indenture;

(B) Closed Purchase Contracts; and

(C) Units, Debt Securities, Warrants, Purchase Contracts or Prepaid Purchase Contracts Issued under the Indenture evidenced by Unit Certificates in exchange for or in lieu of which other Unit Certificates have been authenticated, countersigned, executed and delivered pursuant to this Agreement, other than any such Units, Debt Securities, Warrants, Purchase Contracts or Prepaid Purchase Contracts Issued under the Indenture, as the case may be, evidenced by a Unit Certificate in respect of which there shall have been presented to the Agent proof satisfactory to it that such Unit Certificate is held by a bona fide purchaser in whose hands the Units, Debt Securities, Warrants, Purchase Contracts or Prepaid Purchase Contracts Issued under the Indenture, as the case may be, evidenced by such Unit Certificate are valid obligations of the Company or the Guarantor, or both;

provided, however, that in determining whether the Holders of the requisite number of Outstanding Units, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture, as the case may be, have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Units, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture owned by the Company, the Guarantor or any Affiliate of the Company or the Guarantor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Units, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture which the Agent knows to be so owned shall be so disregarded. Units, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture that are so owned but that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Agent the pledgee’s right so to act with respect to such Units, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture and that the pledgee is not the Company, the Guarantor or any Affiliate of the Company or the Guarantor.

“Paying Agent” means any Person authorized by the Company to pay the Settlement Amount, redemption price or any other sums payable by the Company with respect to any Purchase Contracts or Pre-paid Purchase Contracts Issued under the Indenture; provided that such Person shall be a bank or trust company organized and in good standing under the laws of the United States or any state in the United States, having (together with its parent) capital, surplus and undivided profits aggregating at least $50,000,000 or any foreign branch or office of such a bank or trust company, and, subject to the foregoing, may be an Affiliate of the Company or the Guarantor.

“Permitted Liens” means liens for taxes or assessments or governmental charges or levies not then due and delinquent or the validity of which is being contested in good faith or which are less than $1,000,000 in amount, liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings or which involves claims of less than $1,000,000, deposits to secure (or in lieu of) surety, stay, appeal or customs bonds and such other liens as the Board of the Guarantor determines do not materially detract from or interfere with the present value or control of the Voting Securities subject thereto or affected thereby.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Pledged Items” means, as of any date, any Debt Securities constituting a part of the Units of any series or any and all other securities, instruments or other property as may be specified pursuant to Section 3.02.

“Prepaid Purchase Contracts Issued under the Indenture” has the meaning stated in the sixth recital in this Agreement and more particularly means any Prepaid Purchase Contracts Issued under the Indenture originally issued as part of a Unit of any series.

“Purchase Contract Default” with respect to Purchase Contracts of any series means (except as may be otherwise provided pursuant to Section 3.02 for Purchase Contracts of any series) the occurrence of any of the following events: (i) failure of the Company to deliver the Purchase Contract Property or the cash value thereof for such Purchase Contracts against tender of payment therefor on any Settlement Date, in the case of Purchase Contracts that obligate the Company to sell the Purchase Contract Property, (ii) failure of the Company to pay the Settlement Amount for such Purchase Contracts when the same becomes due and payable, in the case of Purchase Contracts that obligate the Company to purchase the Purchase Contract Property, (iii) failure on the part of the Company duly to observe or perform any other of the covenants or agreements on its part in such Purchase Contracts or in this Agreement with respect to such Purchase Contracts and continuance of such failure for a period of 60 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company and the Agent by Holders of at least 25% of the affected Purchase Contracts at the time Outstanding, (iv) a Bankruptcy Event or (v) any other Purchase Contract Default provided in any supplemental agreement under which such series of Purchase Contracts is issued or in the form of such Purchase Contracts.

“Purchase Contract Property” with respect to a Purchase Contract of any series has the meaning specified pursuant to Section 3.02.

“Purchase Contract Register” and “Purchase Contract Registrar” have the respective meanings specified in Section 2.08.

“Purchase Contracts” has the meaning stated in the fifth recital in this Agreement and more particularly means any Purchase Contracts constituting a part of the Units of any series countersigned, executed and delivered in accordance with this Agreement, other than Prepaid Purchase Contracts Issued under the Indenture.

“Purchase Price” of any Purchase Contract that obligates the Company to sell, and the Holder to purchase, the Purchase Contract Property has the meaning specified pursuant to Section 3.02.

“Registered Debt Security” means any Debt Security or Prepaid Purchase Contract Issued under the Indenture registered on the Debt Security Register.

“Registered Purchase Contract” means any Purchase Contract registered on the Purchase Contract Register.

“Registered Security” means any of a Registered Debt Security, Registered Warrant or Registered Purchase Contract.

“Registered Unit” means any Unit consisting of Registered Securities.

“Registered Warrant” means any Warrant registered on the Warrant Register.

“Regular Record Date” has the meaning specified pursuant to Section 2.03 or, if no meaning is specified, Regular Record Date means the 15th day prior to the date on which an Interest Payment Date occurs, whether or not such date is a Business Day.

“Responsible Officer,” with respect to the Agent or Collateral Agent, means an officer of the Agent or Collateral Agent, as applicable, in the Corporate Trust Office, having direct responsibility for the administration of this Agreement, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge and familiarity with the particular subject.

“Security” means any of a Debt Security, Warrant, Purchase Contract or Prepaid Purchase Contract Issued under the Indenture.

“Security Register” means any of the Debt Security Register, Purchase Contract Register or Warrant Register.

“Settlement Amount” of any Purchase Contract that obligates the Company to purchase, and the Holder to sell, the Purchase Contract Property has the meaning specified pursuant to Section 3.02.

“Settlement Date” means the Stated Settlement Date and any Accelerated Settlement Date.

“SRO” has the meaning specified in Section 2.01.

“Stated Settlement Date” of any Purchase Contract of any series has the meaning specified pursuant to Section 3.02.

“Subsidiary” means any corporation, limited liability company, partnership or other entity of which at the time of determination the Guarantor owns or controls directly or indirectly more than 50% of the shares of voting stock or equivalent interest.

“Trustee,” with respect to any Debt Securities or Prepaid Purchase Contracts Issued under the Indenture, means the Person acting as Trustee under the Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of such Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“Unit” has the meaning stated in the seventh recital to this Agreement and more particularly the collective rights and obligations of the Company, the Guarantor and a Holder with respect to the Securities comprising such Unit, as specified pursuant to Section 2.03.

“Unit Certificate” means a certificate evidencing the rights and obligations of the Company, the Guarantor and a Holder with respect to the number of Units specified on such certificate.

“Unregistered Security” means any Security other than a Registered Security.

“Unregistered Unit” means any Unit other than a Registered Unit.

“Unsettled Purchase Contract” means any Purchase Contract that has not been redeemed or with respect to which settlement has not occurred pursuant to Article Three.

“Voting Securities” means stock of any class or classes having general voting power under ordinary circumstances to elect a majority of the board of directors, managers or trustees of the Subsidiary in question, provided that, for the purposes hereof, stock which carries only the right to vote conditionally on the happening of an event shall not be considered voting stock whether or not such event shall have happened.

“Warrant Agreement” has the meaning stated in the third recital of this Agreement.

“Warrant Property” has the meaning specified in the Warrant Agreement.

“Warrant Register” with respect to any Warrants constituting a part of the Units of any series means the security register of the Company maintained by the Warrant Agent pursuant to the Warrant Agreement.

“Warrants” has the meaning stated in the fourth recital of this Agreement and more particularly means any Warrants originally issued as part of a Unit of any series.

Article 2
Units

Section 2.01. Forms Generally. The Units of each series shall be substantially in the form of Exhibit A or in such form (not inconsistent with this Agreement) as shall be established by or pursuant to one or more Board Resolutions of the Company (as set forth in a Board Resolution of the Company or, to the extent established pursuant to rather than set forth in a Board Resolution of the Company, an Officer’s Certificate of the Company detailing such establishment). The Unit Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the Securities constituting a part thereof may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization (an “SRO”) on which the Units of such series may be listed or quoted or of any securities depository or to conform to general usage.

The Unit Certificates shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Unit Certificates, as evidenced by their execution of the Securities constituting a part of the Units evidenced by such Unit Certificates.

Section 2.02. Form of Certificate of Authentication and Countersignature. The form of the Trustee’s certificate of authentication of any Debt Securities or Prepaid Purchase Contracts Issued under the Indenture, the form of any Warrant Agent’s countersignature of any Warrants and the form of the Agent’s execution on behalf of the Holder and countersignature of any Purchase Contracts, each constituting a part of the Units of any series, shall be substantially in such form as set forth in the Indenture, the Warrant Agreement or this Agreement, as applicable.

Section 2.03. Amount Unlimited; Issuable in Series. (a) The aggregate number of Units that may be authenticated, countersigned and delivered under this Agreement is unlimited.

The Units may be issued in one or more series. There shall be established, upon the order of the Company (contained in an Issuer Order) or pursuant to such procedures acceptable to the Agent as may be specified from time to time by an Issuer Order, prior to the initial issuance of Units of any series:

(i) the designation of the Units of the series, which shall distinguish the Units of the series from the Units of all other series;

(ii) any limit upon the aggregate number of Units of the series that may be authenticated and delivered under this Agreement (disregarding any Units authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Units of the series pursuant to Section 2.07, 2.08, 2.09 or 2.12);

(iii) the designation of the Securities constituting a part of the Units of the series;

(iv) whether and on what terms any Securities constituting a part of the Units of the series may be separated from the Units of the series and the other Securities constituting a part of such Units;

(v) in the case of Units of a series consisting in any part of Purchase Contracts, the information specified pursuant to Section 3.02;

(vi) whether the Units of the series will be issuable as Registered Units (and if so, whether such Units will be issuable in global form) or Unregistered Units (and if so, whether such Units will be issuable in global form), or any combination of the foregoing, any restrictions applicable to the offer, sale or delivery of Unregistered Securities and, if other than as provided in Section 2.08, the terms upon which Unregistered Units of any series may be exchanged for Registered Units of such series and vice versa;

(vii) in the case of Units issued as Registered Units consisting of Registered Securities that may not be separated from the other Registered Securities constituting a part of such Units, the designation of the Security Register to be used to determine the Holder of such Units;

(viii) if the Units of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Unit of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

(ix) any trustees, depositaries, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Units of such series;

(x) any addition to, elimination of or other change in the events of default or covenants with respect to the Units of such series, including making events of default or covenants inapplicable or changing the remedies available to Holders of the Units of such series upon an event of default or a failure by the Company or the Guarantor to perform a covenant; and

(xi) any other terms of the series (which terms shall not be inconsistent with the provisions of this Agreement).

(b) All Units of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Issuer Order or procedures referred to above. All Units of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution of the Company or such Issuer Order.

Notwithstanding Section 2.03(a)(ii) hereto and unless otherwise expressly provided with respect to a series of Securities, the aggregate number of Units of a series may be increased and additional Units of such series may be issued up to a maximum aggregate number authorized with respect to such series as increased.

Section 2.04. Denominations. Units of any series shall be issuable only in denominations of a single Unit and any integral multiple thereof.

Section 2.05. Rights and Obligations Evidenced by the Units. Units of any series shall evidence the ownership by the Holder thereof of (a) the principal amount of Debt Securities, if any, specified on the face of a Unit Certificate representing Definitive Units or in Schedule A attached to any Unit Certificate representing Global Units, (b) the number of Warrants, if any, specified on the face of a Unit Certificate representing Definitive Units or in Schedule A attached to any Unit Certificate representing Global Units, (c) the number of Prepaid Purchase Contracts Issued under the Indenture, if any, specified on the face of a Unit Certificate representing Definitive Units or in Schedule A attached to any Unit Certificate representing Global Units and (d) the rights and obligations of the Company, the Guarantor and the Holder under the number of Purchase Contracts, if any, specified on the face of a Unit Certificate representing Definitive Units or in Schedule A attached to any Unit Certificate representing Global Units.

Section 2.06. Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver, subject to any limitation on the aggregate principal amount of Debt Securities, if any, or the number of Warrants, Purchase Contracts or Prepaid Purchase Contracts Issued under the Indenture, if any, represented thereby, an unlimited number of Unit Certificates (including the Securities executed by the Company constituting the Units evidenced by such Unit Certificates) to the Trustee, Warrant Agent and/or the Agent for authentication, countersignature or execution, as the case may be, of the Securities comprised by such Units, together with its Issuer Orders for authentication, countersignature or execution of such Securities, and the Trustee in accordance with the Indenture and the Issuer Order of the Company shall authenticate the Debt Securities and Prepaid Purchase Contracts Issued under the Indenture, if any, constituting a part of the Units evidenced by such Unit Certificates, the Warrant Agent in accordance with the Warrant Agreement and the Issuer Order of the Company shall countersign the Warrants, if any, constituting a part of the Units evidenced by such Unit Certificates and the Agent in accordance with this Agreement and the Issuer Order of the Company shall countersign and execute on behalf of the Holders thereof the Purchase Contracts, if any, constituting a part of the Units evidenced by such Unit Certificates, and each shall deliver such Unit Certificates upon the order of the Company.

Any Debt Securities or Prepaid Purchase Contracts Issued under the Indenture constituting a part of the Units of any series shall be executed on behalf of the Company in accordance with the terms of the Indenture. Any Warrants constituting a part of the Units of any series shall be executed on behalf of the Company in accordance with the terms of the Warrant Agreement. Any Purchase Contracts constituting a part of the Units shall be executed on behalf of the Company in accordance with Section 3.01.

Section 2.07. Temporary Unit Certificates. Pending the preparation of Unit Certificates for any series, the Company may execute and deliver to the Trustee, the Warrant Agent and/or the Agent, as appropriate, and the Trustee, the Warrant Agent and/or the Agent, as appropriate, shall authenticate, countersign, execute on behalf of the Holder and deliver, as appropriate, in lieu of such Unit Certificates, temporary Unit Certificates for such series. Temporary Unit Certificates shall be in substantially the form of the Unit Certificates of such series, but with such omissions, insertions and variations as may be appropriate for temporary Unit Certificates, all as may be determined by the Company with the concurrence of the Trustee, Warrant Agent and/or Agent, as appropriate, as evidenced by the execution and authentication and/or countersignature of the Securities constituting a part of the Units evidenced thereby, as applicable.

If temporary Unit Certificates for any series are issued, the Company will cause definitive Unit Certificates for such series to be prepared without unreasonable delay. After the preparation of such definitive Unit Certificates, the temporary Unit Certificates shall be exchangeable therefor upon surrender of temporary Registered Units of such series at the Corporate Trust Office, at the expense of the Company and without charge to any Holder and, in the case of Unregistered Units, at any agency maintained for such purpose as specified pursuant to Section 2.03. Upon surrender for cancellation of any one or more temporary Unit Certificates, the Company shall execute and deliver to the Trustee, the Warrant Agent and/or the Agent, and the Trustee, the Warrant Agent and/or the Agent shall authenticate, countersign, execute on behalf of the Holder and deliver, as appropriate, in exchange therefor definitive Unit Certificates of the same series of like tenor, of authorized denominations and evidencing a like number of Units as the temporary Unit Certificate or Certificates so surrendered. Until so exchanged, the temporary Unit Certificates of any series shall in all respects evidence the same benefits and the same obligations under any Debt Securities, Prepaid Purchase Contracts Issued under the Indenture, Warrants and Purchase Contracts constituting parts of such Units, the Indenture, the Warrant Agreement and this Agreement as definitive Unit Certificates of such series, unless otherwise specified pursuant to Section 2.03.

Section 2.08. Registration of Transfer and Exchange; Global Units. The Agent shall keep at its Corporate Trust Office for each series of Registered Units a register (the register maintained in such office being herein referred to as the “Purchase Contract Register”) in which, subject to such reasonable regulations as it may prescribe, the Agent shall provide for the registration of Registered Purchase Contracts, if any, constituting a part of such series and of transfers of such Purchase Contracts (the Agent, in such capacity, the “Purchase Contract Registrar”).

At the option of the Holder thereof, Registered Units of any series (other than a global Registered Unit, except as set forth below) may be transferred or exchanged for a Registered Unit or Registered Units of such series having authorized denominations evidencing the number of Units transferred or exchanged, upon surrender of such Registered Units to be so transferred or exchanged at the Corporate Trust Office of the Agent upon payment, if the Company shall so require, of the charges hereinafter provided. If the Units of any series are issued in both registered and unregistered form, except as otherwise specified pursuant to Section 2.03, at the option of the Holder thereof, Unregistered Units of such series may be exchanged for Registered Units of such series having authorized denominations and evidencing the number of Units transferred or exchanged, upon surrender of such Unregistered Units to be so transferred or exchanged at the Corporate Trust Office of the Agent and upon payment, if the Company shall so require, of the charges hereinafter provided. At the option of the Holder thereof, if Unregistered Units of any series are issued in more than one authorized denomination, except as otherwise specified pursuant to Section 2.03, such Unregistered Units may be exchanged for Unregistered

Units of such series having authorized denominations evidencing the number of Units exchanged, upon surrender of such Unregistered Units to be so exchanged at the Corporate Trust Office of the Agent or as specified pursuant to Section 2.03, and upon payment, if the Company shall so require, of the charges hereinafter provided. Unless otherwise specified pursuant to Section 2.03, Registered Units of any series may not be exchanged for Unregistered Units of such series. Whenever any Units are so surrendered for transfer or exchange, the Company shall execute, and the Trustee, Warrant Agent and/or the Agent, as appropriate, shall authenticate, countersign or execute, as the case may be, and deliver the Units which the Holder making the transfer or exchange is entitled to receive. All Units (including the Securities constituting part of such Units) surrendered upon any exchange or transfer provided for in this Agreement shall be promptly cancelled and disposed of by the Agent and the Agent will deliver a certificate of disposition thereof to the Company and to the Trustee and the Warrant Agent, as applicable.

Unregistered Units shall be transferable by delivery.

Subject to Section 2.12, if the Company shall establish pursuant to Section 2.03 that the Units of a series are to be evidenced by one or more Global Units, then the Company shall execute and the Agent, Warrant Agent and Trustee shall, in accordance with this Section and Section 2.06, countersign, authenticate and execute, as appropriate, and deliver one or more global Unit Certificates that (i) shall evidence all or a portion of the Units of such series issued in such form and not yet cancelled, (ii) in the case of Registered Units, shall be registered in the name of the Depositary for such Units or the nominee of such Depositary, (iii) shall be delivered by the Agent to the Depositary for such Units or pursuant to such Depositary’s instructions and (iv) in the case of Registered Units, shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.” Whenever Global Units of any series are exchanged for Definitive Units of such series or whenever Definitive Units of any series are exchanged for Global Units of such series, the Agent shall cause, as applicable: (i) Schedule A of the Global Debt Security, if any, to be endorsed to reflect any increase or decrease, as the case may be, in the principal amount of Debt Securities, if any, that are comprised by Global Units as a result of such exchange, (ii) Schedule A of the Global Warrant, if any, to be endorsed to reflect any increase or decrease, as the case may be, in the number of Warrants, if any, that are comprised by the Global Units as a result of such exchange, (iii) Schedule A of the Global Purchase Contract, if any, to be endorsed to reflect any increase or decrease, as the case may be, in the number of Purchase Contracts, if any, that are comprised by Global Units as a result of such exchange and (iv) Schedule A of the Global Prepaid Purchase Contract Issued under the Indenture, if any, to be endorsed to reflect any increase or decrease, as the case may be, in the number of Prepaid Purchase Contracts Issued under the Indenture, if any, that are comprised by Global Units as a result of such exchange, whereupon such number of Global Units shall be decreased or increased for all purposes by the number so exchanged, as noted.

All Unit Certificates authenticated, countersigned and executed upon any registration of transfer or exchange of a Unit Certificate shall evidence the ownership of the principal amount of Debt Securities, if any, specified on the face thereof, the number of Warrants, if any, specified on the face thereof and the number of Prepaid Purchase Contracts Issued under the Indenture, if any, specified on the face thereof and the rights and obligations of the Holder, the Company and the Guarantor under the number of Purchase Contracts, if any, specified on the face thereof and shall be entitled to the same benefits, and be subject to the same obligations, under the Indenture, the Warrant Agreement and this Agreement as the Units evidenced by the Unit Certificate surrendered upon such registration of transfer or exchange.

Every Unit Certificate presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made for any transfer or exchange of a Unit, but the Company and the Agent may require payment from the Holder of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Units, other than any exchanges pursuant to Section 2.09 not involving any transfer.

Notwithstanding the foregoing, and subject to Section 2.08 of the Indenture, the Company shall not be obligated to execute and deliver to the Trustee, the Warrant Agent or the Agent, and none of the Trustee, under the terms of the Indenture, the Warrant Agent, under the terms of the Warrant Agreement, or the Agent hereunder shall be obligated to authenticate, countersign or execute on behalf of the Holder any Unit Certificate presented or surrendered for registration of transfer or for exchange of any Debt Securities, Prepaid Purchase Contracts Issued under the Indenture, Warrants or Purchase Contracts evidenced thereby or any Unit Certificate evidencing a Definitive Unit to be issued in exchange for interests in Global Units or to reflect any increase or decrease in a Global Unit, Global Debt Security, Global Warrant, Global Purchase Contract or Global Prepaid Purchase Contract Issued under the Indenture (i) during the period beginning any time on or after the opening of business 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by the

Company with respect to the Unit (or any Security constituting a part of the Units of such series) and ending at the close of business on the day of the giving of such notice, (ii) that evidences or would evidence any such Unit or Security selected or called for redemption or with respect to which such right has been exercised or (iii) at any given date, if such date is on or after any date that is after the Settlement Date or the date of redemption, as applicable, with respect to the Purchase Contracts, if any, evidenced or to be evidenced by such Unit Certificate (or at any time on or after the last exercise date with respect to any Warrant constituting a part of such Unit), except with respect to any Registered Debt Securities or portions thereof that remain or will remain Outstanding following such Settlement Date or date of redemption (or such last exercise date) or (iv) at any other date specified pursuant to Section 2.03.

Section 2.09. Mutilated, Destroyed, Lost and Stolen Unit Certificates. If any mutilated Unit Certificate is surrendered to the Agent, the Company shall execute and deliver to the Trustee, the Warrant Agent and/or the Agent, as appropriate, and the Trustee, the Warrant Agent and/or the Agent shall authenticate, countersign, execute on behalf of the Holder and deliver, as appropriate, in exchange therefor new Securities comprised by Units of the same series, of like tenor, and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

If there shall be delivered to the Company, the Guarantor and the Trustee, the Warrant Agent and/or the Agent, as appropriate, (i) evidence to their satisfaction of the destruction, loss or theft of any Unit Certificate and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Guarantor and the Trustee, the Warrant Agent and/or the Agent, as appropriate, that such Unit Certificate has been acquired by a bona fide purchaser, the Company shall execute and deliver to the Trustee, the Warrant Agent and/or the Agent, as appropriate, and the Trustee (in accordance with the provisions of the Indenture), the Warrant Agent (in accordance with the provisions of the Warrant Agreement) and/or the Agent (in accordance with the provisions hereof) shall authenticate, countersign, execute on behalf of the Holder and deliver to the Holder, as appropriate, in lieu of any such destroyed, lost or stolen Unit Certificate, new Securities comprised by Units of the same series, of like tenor, and evidenced by a new Unit Certificate evidencing the same number of Units and bearing a number not contemporaneously outstanding.

Unless otherwise specified pursuant to Section 2.03, notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Trustee, the Warrant Agent or the Agent, and none of the Trustee (under the Indenture), the Warrant Agent (under the Warrant Agreement), or the Agent shall be obligated to authenticate, countersign or execute on behalf of the Holder, or deliver to the Holder, a new Unit Certificate (or any Security constituting a part of such Unit) (i) during the period beginning any time on or after the opening of business 15 days before the day of mailing of a notice of redemption or of any other exercise of any right held by the Company with respect to the Unit (or any Security constituting a part of such Unit) and ending at the close of business on the day of the giving of such notice, (ii) that evidences any Unit or Security selected or called for redemption or with respect to which such right has been exercised, (iii) at any given date, if such date is on or after the Settlement Date or date of redemption, as applicable, with respect to any Purchase Contracts evidenced by such Unit Certificate (or at any time on or after the last exercise date with respect to any Warrant constituting a part of such Unit), except with respect to any Registered Debt Security or portion thereof evidenced by such Unit Certificate that remains or will remain Outstanding following such Settlement Date or date of redemption (or such last exercise date) or (iv) at any other date specified pursuant to Section 2.03. In lieu of delivery of a new Unit Certificate, upon satisfaction of the applicable conditions specified in clauses (i) and (ii) of the preceding paragraph, the Agent shall deliver or cause to be delivered on the applicable Settlement Date, redemption date or exercise date (i) in respect of Purchase Contracts, Warrants or Debt Securities constituting a part of the Units evidenced by such Unit Certificate that are selected or called for redemption, the redemption price of such Purchase Contracts, Warrants or Debt Securities or (ii) in respect of Purchase Contracts or Warrants constituting a part of the Units evidenced by such Unit Certificate with respect to which a Cash Settlement or Debt Security Settlement (or any equivalent manner of settlement) has taken place, (x) the Purchase Contract Property or Warrant Property (or cash value thereof), purchase price, cash settlement value, Settlement Amount or other amount, as the case may be, deliverable with respect to such Purchase Contracts or Warrants (and, in the case of an effective Cash Settlement (or any equivalent manner of settlement), the related Debt Securities) or (y) if a Purchase Contract Default or any default under the Warrant Agreement or Warrant has occurred by virtue of the Company’s having failed to deliver the Purchase Contract Property or Warrant Property (or cash value thereof), purchase price, cash settlement value, Settlement Amount or other amount, as the case may be, deliverable against tender by the Agent of the purchase price, Purchase Contract Property (or the cash value thereof) or other Settlement Amount, exercise price or other amount, as the case may be, such purchase price, Purchase Contract Property (or cash value thereof) or Settlement Amount or other amount, if any, received by the Agent from the Holder in respect of the Settlement of such Purchase Contracts or exercise of such Warrants or in respect of principal with respect to the related Debt Securities received by the Agent.

Upon the issuance of any new Unit Certificate under this Section, the Company and the Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Agent) connected therewith.

Every new Unit Certificate executed pursuant to this Section in lieu of any destroyed, lost or stolen Unit Certificate shall constitute an original additional contractual obligation of the Company, the Guarantor and of the Holder (with respect to any Purchase Contracts constituting a part of the Units evidenced thereby), whether or not the destroyed, lost or stolen Unit Certificate (and the Securities evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Agreement equally and proportionately with any and all other Unit Certificates delivered hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates.

Section 2.10. Persons Deemed Owners. Prior to due presentment of a Unit Certificate of any series for registration of transfer, the Company, the Guarantor, the Trustee, the Warrant Agent, the Collateral Agent and the Agent, as appropriate, and any agent of the Company, the Guarantor, the Trustee, the Warrant Agent, the Collateral Agent or the Agent, as appropriate, may treat the Person in whose name any Registered Security evidenced by such Unit Certificate is registered and, with respect to any Unregistered Security constituting a part of the Units evidenced by such Unit Certificate, the bearer thereof, as the owner of the Units evidenced thereby for all purposes whatsoever, whether or not payment with respect to any Security constituting a part of the Units evidenced thereby shall be overdue and notwithstanding any notice to the contrary. None of the Company, the Guarantor, the Trustee, the Warrant Agent, the Agent, the Collateral Agent or any agent of the Company, the Guarantor, the Trustee, the Warrant Agent, the Collateral Agent or the Agent shall be affected by notice to the contrary.

Section 2.11. Cancellation. Subject to Section 3.07, all Unit Certificates surrendered for payment, and all Unit Certificates surrendered for redemption of any Debt Securities, Prepaid Purchase Contracts Issued under the Indenture or Purchase Contracts evidenced thereby, exercise of any Warrants evidenced thereby, termination or settlement of any Purchase Contracts evidenced thereby, delivery of Purchase Contract Property or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, the Warrant Agent or the Agent, as appropriate, be delivered to the Trustee, the Warrant Agent and/or the Agent, as appropriate, and, if not already cancelled, any Debt Securities, Prepaid Purchase Contracts Issued under the Indenture, Warrants or Purchase Contracts evidenced by such Units shall be promptly cancelled by the Trustee, the Warrant Agent and/or the Agent, as appropriate. The Company may at any time deliver to the Trustee, the Warrant Agent and/or the Agent, as appropriate, for cancellation any Unit Certificates previously authenticated, countersigned, executed and delivered hereunder, under the Warrant Agreement and under the Indenture, which the Company may have acquired in any manner whatsoever, and all Unit Certificates so delivered shall, upon Issuer Order of the Company, be promptly cancelled by the Trustee, Warrant Agent and/or the Agent, as appropriate. No Unit Certificates shall be authenticated, countersigned and executed in lieu of or in exchange for any Unit Certificates cancelled as provided in this Section, except as permitted by this Agreement. All cancelled Unit Certificates held by the Agent shall be disposed of in accordance with its customary procedures and a certificate of their disposition shall be delivered by the Agent to the Company, unless by Issuer Order the Company shall direct that cancelled Unit Certificates be returned to it.

If the Company, the Guarantor or any Affiliate of the Company or the Guarantor shall acquire any Unit Certificate, such acquisition shall not operate as a cancellation of such Unit Certificate unless and until such Unit Certificate is delivered to the Trustee, the Warrant Agent and/or the Agent, as appropriate, for the purpose of cancellation.

Section 2.12. Exchange of Global Units and Definitive Units. In the case of Registered Units, Holders of Global Units of any series shall receive Definitive Units of such series in exchange for interests in such Global Units if DTC notifies the Company that it is unwilling or unable to continue as Depositary with respect to the Global Units of such series or if at any time it ceases to be a clearing agency under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days after receipt of such notice or after it becomes aware that DTC has ceased to be such a clearing agency.

If so provided pursuant to Section 2.03, interests in such Global Units may also be transferred or exchanged for Definitive Units upon the request of the Depositary to the Trustee, the Warrant Agent and/or the Agent, as appropriate, to authenticate, countersign and execute, as the case may be, Unit Certificates representing Definitive Units (such request being referred to herein as an “Optional Definitive Unit Request”).

Definitive Units exchanged for interests in Global Units pursuant to this Section 2.12 shall be denominated in the amounts and registered in the name of such Person or Persons as the Depositary shall instruct the Agent, the Warrant Agent and the Trustee, as appropriate.

Whenever Global Units are exchanged for Definitive Units, the Agent shall cause Schedule A of the Global Unit to be endorsed to reflect any decrease in the Global Units as a result of such exchange, whereupon the Global Unit

Certificate or Certificates shall be canceled and disposed of in accordance with Section 2.11.

If so specified pursuant to Section 2.03, Holders of Definitive Units may transfer or exchange such Definitive Units for interests in Global Units by depositing the Unit Certificates evidencing such Definitive Units with the Agent and requesting the Agent, the Warrant Agent and the Trustee, as appropriate, to effect such exchange. The Agent shall notify the Depositary of any such exchange and, upon delivery to the Agent, the Warrant Agent and the Trustee, as appropriate, of the Unit Certificates evidencing the Definitive Units to be so transferred or exchanged, the Agent shall take all actions required with respect to any Global Securities evidenced by such Global Units and Unit Certificates evidencing the remaining Definitive Units, if any, will be issued in accordance with Section 2.08.

Section 2.13. CUSIP Numbers. The Company in issuing the Units may use “CUSIP,” “ISIN” and other similar numbers (if then generally in use), and, if so, the Agent shall use “CUSIP,” “ISIN” and other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Units or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Units, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the “CUSIP,” “ISIN” and other similar numbers.

Article 3
The Purchase Contracts; Settlement of Warrants

Section 3.01. Form and Execution of Purchase Contracts; Temporary Purchase Contracts. (a) Purchase Contracts of each series shall be substantially in the forms attached as Exhibit A, as appropriate, or in such form (not inconsistent with this Agreement) as shall be established by or pursuant to one or more Board Resolutions of the Company (as set forth in a Board Resolution of the Company or, to the extent established pursuant to rather than set forth in a Board Resolution of the Company, an Officer’s Certificate of the Company detailing such establishment, in each case, which may be included in any Board Resolution of the Company or Officer’s Certificate of the Company made pursuant to this Agreement) or in one or more agreements supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. The Purchase Contracts may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and that are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any SRO on which the Purchase Contracts of such series may be listed or quoted, or of any securities depository, or to conform to general usage. Purchase Contracts shall be signed on behalf of the Company by a manager, the president, any vice president, the treasurer or any assistant treasurer or any other person authorized by the Board of the Company to execute Purchase Contracts, which signature may or may not be attested by the secretary, an assistant secretary or a manager of the Company. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Purchase Contract that has been duly countersigned and delivered by the Agent.

(b) In case any officer of the Company who shall have signed a Purchase Contract, either manually or by facsimile signature, shall cease to be such officer before such Purchase Contract shall have been countersigned and delivered by the Agent to the Company or delivered by the Company, such Purchase Contract nevertheless may be countersigned and delivered as though the person who signed such Purchase Contract had not ceased to be such officer of the Company; and a Purchase Contract may be signed on behalf of the Company by any person who, at the actual date of the execution of such Purchase Contract, shall be a proper officer of the Company to sign such Purchase Contract, although at the date of the execution of this Agreement any such person was not such officer.

(c) Pending the preparation of final Purchase Contracts of any series, the Company may execute and the Agent shall countersign and deliver temporary Purchase Contracts (printed, lithographed, typewritten or otherwise produced, in each case in form satisfactory to the Agent). Such temporary Purchase Contracts shall be issuable substantially in the form of the final Purchase Contracts but with such omissions, insertions and variations as may be appropriate for temporary Purchase Contracts, all as may be determined by the Company with the concurrence of the Agent. Such temporary Purchase Contracts may contain such reference to any provisions of this Agreement as may be appropriate. Every such temporary Purchase Contract shall be executed by the Company and shall be countersigned by the Agent upon the same conditions and in substantially the same manner, and with like effect, as the final Purchase Contracts. Without unreasonable delay, the Company shall execute and shall furnish final Purchase Contracts and thereupon such temporary Purchase Contracts may be surrendered in exchange therefor without charge, and the Agent shall countersign and deliver in exchange for such temporary Purchase Contracts final Purchase Contracts evidencing a like aggregate number of Purchase Contracts of the same series and of like tenor as those evidenced by such temporary Purchase Contracts. Until so exchanged, such temporary Purchase Contracts shall be entitled to the same benefits under this Agreement as final Purchase Contracts.

Section 3.02. Number Unlimited Issuable in Series. (a) The aggregate number of Purchase Contracts that may be delivered under this Agreement is unlimited.

(b) The Purchase Contracts may be issued in one or more series. There shall be established in or pursuant to one or more Board Resolutions of the Company (and to the extent established pursuant to rather than set forth in a Board Resolution of the Company, in an Officer’s Certificate of the Company detailing such establishment) or established in one or more agreements supplemental hereto, prior to the initial issuance of Purchase Contracts of such series:

(i) the designation of the Purchase Contracts of the series, which shall distinguish the Purchase Contracts of the series from the Purchase Contracts of all other series;

(ii) any limit upon the aggregate number of the Purchase Contracts of the series that may be countersigned and delivered under this Agreement (disregarding any Purchase Contracts countersigned and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Purchase Contracts of the series);

(iii) the specific property (the “Purchase Contract Property”) used to determine the amount payable upon settlement of the Purchase Contracts of the series, and the amount of such property (or the method for determining the same);

(iv) whether the Purchase Contracts of the series provide for the purchase by the Company and the sale by the Holder or the sale by the Company and the purchase by the Holder of the Purchase Contract Property;

(v) in the case of Purchase Contracts that obligate the Company to sell, and the Holder to purchase, Purchase Contract Property, the Purchase Price at which and, if other than U.S. dollars, the coin or currency with which the Purchase Contract Property is to be purchased by the Holder upon settlement of the Purchase Contracts of the series (or the method for determining the same) and whether the Purchase Price for such Purchase Contracts may be paid in cash or by the exchange of any other security of the Company, or both, or otherwise, and the time at which such Purchase Price shall be paid (if different from the settlement date);

(vi) in the case of Purchase Contracts that obligate the Company to purchase, and the Holders to sell, Purchase Contract Property, the Settlement Amount for the Purchase Contracts of the series (or the method for determining the same) and, if other than U.S. dollars, the coin or currency in which such Settlement Amount is to be paid;

(vii) whether the settlement of the Purchase Contracts of the series is to be in cash or by delivery of the Purchase Contract Property, or otherwise, and the method of settlement of the Purchase Contracts of the series;

(viii) the specific date or dates on which the Purchase Contracts will be settled, whether the settlement may be accelerated by the Company or the Holders thereof and, if so, the initial accelerated settlement date, the minimum number of Purchase Contracts that may be accelerated and the minimum number of Purchase Contracts greater than zero that must remain Outstanding immediately following such acceleration;

(ix) whether the Purchase Contracts of the series will be in registered form (“Registered Purchase Contracts”) or bearer form (“Bearer Purchase Contracts”) or both;

(x) whether any Purchase Contracts of the series will be issued in global form or definitive form or both, and whether and on what terms (if different from those set forth herein) Purchase Contracts in one form may be converted into or exchanged for Purchase Contracts in the other form;

(xi) any agents, depositaries, authenticating or paying agents, transfer agents or registrars or any determination or calculation agents or other agents with respect to Purchase Contracts of the series;

(xii) any addition to, elimination of or other change in the events of default or covenants with respect to the Purchase Contracts of such series, including making events of default or covenants inapplicable or changing the remedies available to Holders of the Purchase Contracts of such series upon an event of default or a failure by the Company or the Guarantor to perform a covenant;

(xiii) whether and on what terms the Purchase Contracts of the series may be separated from the other components of the Units of which the Purchase Contracts are a component;

(xiv) whether the Purchase Contracts of such series will be subject to redemption by the Company and, if so, the initial redemption date, the minimum number of Purchase Contracts that may be redeemed and the minimum number of Purchase Contracts greater than zero that must remain Outstanding immediately following such redemption; and

(xv) any other terms of the Purchase Contracts of the series (which terms shall not be inconsistent with the provisions of this Agreement).

(c) All Purchase Contracts of any one series shall be substantially identical, except as may otherwise be provided by or pursuant to the Board Resolution of the Company or Officer’s Certificate of the Company referred to above or as set forth in any such agreement supplemental hereto. All Purchase Contracts of any one series need not be issued at the same time and may be issued from time to time, consistent with the terms of this Agreement, if so provided by or pursuant to such Board Resolution of the Company, such Officer’s Certificate of the Company or in any such agreement supplemental hereto.

Section 3.03. Countersignature, Execution on Behalf of Holder and Delivery of Purchase Contracts. (a) The Company may deliver Purchase Contracts of any series executed by the Company to the Agent for countersignature and execution on behalf of the Holders, together with the applicable documents referred to below in this Section, and the Agent shall thereupon countersign, execute on behalf of the Holders and deliver such Purchase Contracts to or upon the order of the Company (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Agent as may be specified from time to time by an Issuer Order. If provided for in such procedures, such Issuer Order may authorize countersignature, execution on behalf of the Holders and delivery pursuant to oral instructions from the Company or its duly authorized agent, which instructions shall be promptly confirmed in writing. In countersigning such Purchase Contracts, executing such Purchase Contracts on behalf of the Holders and accepting the responsibilities under this Agreement in relation to the Purchase Contracts, the Agent shall be entitled to receive (in the case of subparagraphs (ii), (iii) and (iv) below only at or before the time of the first request of the Company to the Agent to countersign and execute on behalf of the Holders Purchase Contracts in a particular form) and shall be fully protected in relying upon, unless and until such documents have been superseded or revoked:

(i) an Issuer Order requesting such countersignature and execution and setting forth delivery instructions if the Purchase Contracts are not to be delivered to the Company;

(ii) any Board Resolution of the Company, Officer’s Certificate of the Company and/or executed supplemental agreement pursuant to which the forms and terms of the Purchase Contracts were established;

(iii) an Officer’s Certificate of the Company setting forth the forms and terms of the Purchase Contracts, stating that the form or forms and terms of such Purchase Contracts have been established pursuant to Sections 3.01 and 3.02 and comply with this Agreement, and covering such other matters as the Agent may reasonably request; and

(iv) At the option of the Company, either one or more Opinions of Counsel, or one or more letters addressed to the Agent each permitting it to rely on such Opinions of Counsel, substantially to the effect that:

(A) the forms of the Purchase Contracts have been duly authorized and established in conformity with the provisions of this Agreement;

(B) the terms of the Purchase Contracts have been duly authorized and established in conformity with the provisions of this Agreement and certain terms of the Purchase Contracts have been established pursuant to a Board Resolution of the Company, an Officer’s Certificate of the Company or a supplemental agreement in accordance with this Agreement, and when such other terms as are to be established pursuant to procedures set forth in an Issuer Order shall have been established, all terms will have been duly authorized by the Company and will have been established in conformity with the provisions of this Agreement; and

(C) when the Purchase Contracts have been executed by the Company and by the Agent on behalf of the Holders and countersigned by the Agent in accordance with the provisions of this Agreement and delivered to and duly paid for by the purchasers thereof, subject to such other conditions as may be set forth in such opinion of counsel, (i) they will have been duly issued under this Agreement and will be valid and legally binding obligations of the Company and the Guarantor, respectively, enforceable in accordance with their respective terms, and will be entitled to the benefits of this Agreement and (ii) the Guarantee with respect to such Purchase Contracts will have been duly issued under this Agreement and will be a valid and binding obligation of the Guarantor, enforceable in accordance with its terms, and will be entitled to the benefits of this Agreement.

In rendering such opinions, such counsel may qualify any opinions as to enforceability by stating that such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium and other similar laws affecting the rights and remedies of creditors and is subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Such counsel may rely, as to all matters governed by the laws of jurisdictions other than the State of New York and the federal law of the United States, upon opinions of other counsel (copies of which shall be delivered to the Agent), who shall be counsel reasonably satisfactory to the Agent, in which case the opinion shall state that such counsel believes he and the Agent are entitled so to rely. Such counsel may also state that, insofar as such opinion involves factual matters, he has relied, to the extent he deems proper, upon certificates of officers of the Company, the Guarantor and their respective subsidiaries and certificates of public officials.

(b) The Agent shall have the right to decline to countersign, execute on behalf of the Holders and deliver any Purchase Contract under this Section if the Agent, being advised by counsel, determines that such action may not lawfully be taken by the Company or the Guarantor or if the Agent in good faith by its board of directors or board of trustees determines that such action would expose the Agent to personal liability to existing registered or beneficial holders of Purchase Contracts or would affect the Agent’s own rights, duties or immunities under the Purchase Contracts, this Agreement or otherwise.

(c) If the Company shall establish pursuant to Section 3.02 that the Purchase Contracts of a series are to be evidenced by one or more Global Purchase Contracts, then unless otherwise agreed between the Company and the Agent the Company shall execute and the Agent shall, in accordance with this Section and the Issuer Order with respect to such series, countersign, execute on behalf of the Holders and deliver one or more Global Purchase Contracts that (i) shall evidence all or a portion of the Purchase Contracts of such series issued in such form and not yet cancelled, (ii) in the case of Registered Purchase Contracts, shall be registered in the name of the Depositary for such Purchase Contracts or the nominee of such Depositary, (iii) shall be delivered by the Agent to such Depositary or pursuant to such Depositary’s instructions and (iv) in the case of Registered Purchase Contracts, shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Purchase Contracts in definitive registered form, this Purchase Contract may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(d) If so required by applicable law, each Depositary for a series of Registered Purchase Contracts must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and any other applicable statute or regulation.

(e) Each Purchase Contract shall be dated the date of its countersignature. A Purchase Contract shall not be valid for any purpose, unless and until such Purchase Contract has been executed by the Agent on behalf of the Holder and countersigned by the manual signature of an authorized signatory of the Agent. Such countersignature by an authorized signatory of the Agent upon any Purchase Contract executed by the Company in accordance with this Agreement shall be conclusive evidence that the Purchase Contract so countersigned has been duly delivered and issued hereunder.

Section 3.04. Further Provisions Relating to Issuance of Purchase Contracts. Purchase Contracts may be executed by the Company and delivered to the Agent upon the execution of this Agreement or from time to time thereafter and in connection with exchanges, substitutions and transfers of Units of any series. Subsequent to the original issuance of the Purchase Contracts, the Agent shall, subject to the conditions set forth in this Article and Article Two, countersign and execute on behalf of the Holder Purchase Contracts issued in exchange or substitution for or upon transfer of Unit Certificates evidencing one or more previously countersigned and executed Unsettled Purchase Contracts evidenced by the Unit Certificates to be exchanged, substituted for or transferred.

Section 3.05. Purchase of Purchase Contract Property; Optional Acceleration of Purchase Obligations; Authorization of Agent by Holder; Transferees Bound. (a) Unless otherwise specified pursuant to Section 3.02, the Unsettled Purchase Contracts of any series will either (i) obligate the Holders thereof to purchase, and the Company to sell or deliver the cash value of, Purchase Contract Property or (ii) obligate the Company to purchase, and the Holders thereof to sell or deliver the cash value of, Purchase Contract Property, in each case specified pursuant to Section 3.02 (or a quantity calculated by a method specified pursuant to Section 3.02) on the Stated Settlement Date at the Purchase Price specified pursuant to Section 3.02.

(b) If this Section is specified as applicable pursuant to Section 3.02, the Company may, subject to paragraph (c) of this Section, at its sole option and in its sole discretion at any time or from time to time (unless otherwise specified pursuant to Section 3.02) on not less than 30 nor more than 60 days’ written notice (an “Acceleration Notice”) to the Agent and the Holders, in the manner provided in Section 11.05 and Section 11.06, respectively, accelerate the obligations of the Holders of at least the Minimum Acceleration Amount of Unsettled Purchase Contracts to purchase or sell, as the case may be, and of the Company to sell or purchase, as the case may be, on any Accelerated Settlement Date (provided that such Accelerated Settlement Date may not be prior to the Initial Acceleration Date), the quantity of Purchase Contract Property specified pursuant to Section 3.02 for each Unsettled Purchase Contract subject to such acceleration; provided that no such acceleration with respect to fewer than all Unsettled Purchase Contracts shall (unless otherwise specified pursuant to Section

3.02) result in fewer than the Minimum Remaining Amount of Unsettled Purchase Contracts remaining Outstanding after such Accelerated Settlement Date; and provided further that the Company shall have the right, in its sole discretion, on or before the 10th day prior to such Accelerated Settlement Date, to rescind any Acceleration Notice by written notice to the Agent and written notice to the Holders pursuant to Section 11.05 and 11.06 (whereupon all rights and obligations of the Company and the Holders that would have arisen as a result of such Acceleration Notice shall be of no force and effect), without prejudice to the rights of the Company, including without limitation its rights to deliver an Acceleration Notice in the future. If fewer than all Unsettled Purchase Contracts of such series are to be accelerated to a particular Accelerated Settlement Date, the Agent shall select from among the Unsettled Purchase Contracts such number thereof as are being accelerated on a pro rata basis, by lot or by such other means reasonably acceptable to the Agent, with appropriate adjustment being made to prevent the fractional acceleration of the settlement of Purchase Contracts, such that the settlement of Purchase Contracts are accelerated only in whole and not in part.

(c) Each Holder of a Unit, by his acceptance thereof, authorizes and directs the Agent to enter into, deliver and perform any Purchase Contracts that are part of such Unit on his behalf, agrees to be bound by the terms and provisions thereof, covenants and agrees to perform its obligations under the Purchase Contracts evidenced by such Unit, and consents and agrees to the provisions hereof. If the provisions of Section 3.06 are applicable to the Units of any series, each Holder of a Unit of such series, by his acceptance thereof, further covenants and agrees that, to the extent such Holder is deemed to have elected to satisfy its obligations under any Purchase Contracts that are part of such Unit or to pay the exercise price of any Warrants that are part of such Unit, in either case by effecting a Debt Security Settlement as provided in Section 3.06, and subject to the terms thereof, redemption payments with respect to principal of any Debt Securities that are part of such Unit shall be applied by the Agent in satisfaction of such Holder’s obligations under such Purchase Contract on the applicable Settlement Date or in payment of such exercise price on the applicable exercise date.

(d) Upon registration of transfer of a Purchase Contract of any series, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to this Article Three) under the terms of this Agreement and such Purchase Contract, and the transferor shall be released from the obligations under the Purchase Contract so transferred.

(e) Each Holder of a Unit of any series, by his acceptance thereof, authorizes the Agent to execute on his behalf any Purchase Contracts that are part of such Unit, authorizes and directs the Agent on his behalf to take such other action (including without limitation any actions required under Article Five), and covenants and agrees to take such other action as may be necessary or appropriate, or as may be required by the Agent, to effect the provisions of this Agreement, the Units and the Purchase Contracts and appoints the Agent as his attorney in fact for any and all such purposes.

Section 3.06. Payment of Purchase Price. (a) Unless otherwise specified pursuant to Section 3.02 (in the case of a Unit of any series consisting of a Debt Security and a Purchase Contract that obligates the Company to sell, and the Holder to purchase, Purchase Contract Property) or Section 1.03 of the Warrant Agreement (in the case of a Unit of any series consisting of a Debt Security and a Warrant that is a “call warrant” (as defined in the Warrant Agreement)), the Purchase Price for any Purchase Contract Property purchased by a Holder pursuant to such Purchase Contract shall be payable at the Corporate Trust Office of the Agent and the exercise price for any Warrant Property purchased by a Holder pursuant to such Warrant shall be payable at the place or places specified in or pursuant to the Warrant Agreement:

(i) at the option of the Holder of the Unit of which such Purchase Contract or Warrant is part, after receipt by the Agent, in the case of the Purchase Contract, of written notice from the Holder not less than 10 days nor more than 20 days prior to the applicable Settlement Date or, in the case of the Warrant, after receipt by the Warrant Agent of the written exercise notice on the exercise date indicating the Holder’s choice of cash settlement, by delivery by such Holder not later than 11:00 a.m., New York City time, on the Business Day immediately preceding the Settlement Date, in the case of the Purchase Contract, or on the exercise date, in the case of the Warrant, of the Purchase Price or exercise price, as the case may be (a “Cash Settlement”), to the Agent, in the case of the Purchase Contract, or the Warrant Agent, in the case of Warrant, in immediately available funds payable to or upon the order of the Company; or

(ii) by application of any payment received by the Agent (whether in its capacity as Agent, Collateral Agent, Trustee or Paying Agent) with respect to the principal of any Debt Security included in the Unit of which such Purchase Contract or Warrant constitutes a part, as provided in paragraph (f) of this Section (a “Debt Security Settlement”).

A Holder of such Units who fails to provide notice to the Agent or the Warrant Agent, as the case may be, as provided above that it will make a Cash Settlement with respect to the settlement of a Purchase Contract or Warrants, or a Holder of such Units who provides such notice but does not effect a Cash Settlement in accordance with the terms of this Section 3.06, will be deemed to have elected to have the Purchase Price for the Purchase Contract Property, or the exercise price for the Warrant, paid pursuant to a Debt Security Settlement.

(b) Notwithstanding paragraph (a) of this Section, in the case of Purchase Contracts of any series that obligate the Company to sell, and the Holders to purchase, Purchase Contract Property or in the case of Warrants that are “call warrants,” the Company shall not be entitled to sell any Purchase Contract Property or Warrant Property, or receive any payment of the Purchase Price or exercise price therefor, if the Company fails to deliver such Purchase Contract Property or Warrant Property or the cash value thereof (if specified pursuant to Section 3.02 or the Warrant Agreement or the applicable Warrants) against tender by the Agent of payment therefor.

(c) Unless otherwise specified pursuant to Section 3.02, to be effective, payment with respect to a Purchase Contract or Warrant pursuant to a Cash Settlement must be deposited with the Agent or the Warrant Agent by 11:00 a.m., New York City time, in the case of the Purchase Contract, on the Business Day immediately preceding the Settlement Date or, in the case of a Warrant, on the exercise date and must be made with respect to all (and not fewer than all) of the Purchase Contracts or Warrants to be settled on such Settlement Date or exercise date (i) included in the Definitive Units that are registered in the name of the Person effecting Cash Settlement in the Purchase Contract Register or Warrant Register, as the case may be, (ii) included in the Global Units that are beneficially owned by the Person effecting Cash Settlement as specified in the records of the direct and indirect participants of the Depositary or (iii) in the case of Purchase Contracts or Warrants included in Unregistered Definitive Units, owned by the Person effecting Cash Settlement, and, in the case of (ii) and (iii) above, as certified in writing by such Person, which certification shall be collected, in the case of (ii) above, on behalf of such Person by the direct and indirect participants in the Depositary through which such Person holds interests in the Global Units, and which will be provided to the Agent or the Warrant Agent, in the case of (iii) above, by such Person or, in the case of (ii) above, by the Depositary or any direct participant of such Depositary, at the time payment pursuant to a Cash Settlement is deposited with the Agent or the Warrant Agent. Any attempted Cash Settlement other than in accordance with this Section 3.06 shall be deemed to have not been made and any payments made to the Agent or the Warrant Agent by a Holder not complying with this Section 3.06 shall be returned by the Agent or the Warrant Agent to such Holder.

(d) The Company shall not be obligated to deliver any Purchase Contract Property (or the cash value thereof) with respect to a Purchase Contract of any series that obligates the Company to sell, and the Holder to purchase, Purchase Contract Property unless it shall have received payment in full of the applicable Purchase Price for any Purchase Contract Property to be purchased thereunder in the manner set forth herein or in any Issuer Order relating to the issuance of the Purchase Contracts of such series. The Company shall not be obligated to pay the Purchase Price or any other Settlement Amount for any Purchase Contract Property to be purchased by the Company pursuant to any Purchase Contract that obligates the Company to purchase, and the Holder to sell, Purchase Contract Property unless it shall have received such Purchase Contract Property (or the cash value thereof) or any other Settlement Amount in the manner set forth herein or as specified pursuant to Section 3.02.

(e) In the case of Purchase Contracts that obligate the Company to sell, and the Holders to purchase, Purchase Contract Property or Warrants that are call warrants evidencing the Holder’s right to purchase Warrant Property, in each case consisting of securities in registered form, the Agent shall cause such securities deliverable in respect of such Purchase Contracts or Warrants, as the case may be, to be registered, in the case of Registered Units, in the name of the Holder of such Units as set forth in the appropriate Securities Register.

(f) Unless a Holder of a Unit of any series has pre-paid his obligations or has effected a Cash Settlement in satisfaction of his obligations under any Purchase Contracts or Warrants constituting a part of such Unit that obligate the Holder, or represent the Holder’s right, to purchase Purchase Contract Property or Warrant Property, respectively, any payment with respect to principal of any Debt Security evidenced by such Unit that is received by the Agent (whether in its capacity as Agent, Collateral Agent, Trustee or Paying Agent) in connection with any Debt Security Settlement shall be paid by the Agent to the Collateral Agent for delivery to the Company in satisfaction of the Holder’s obligations under the Global Purchase Contract or Purchase Contracts or Global Warrant or Warrants constituting a part of such Units. Any payment that is received by the Agent (whether in its capacity as Agent, Collateral Agent, Trustee or Paying Agent) with respect to interest on a Debt Security related to a Purchase Contract or Warrant that has been settled in accordance with Section 3.06(a)(ii) shall be distributed to the Holders of Units upon surrender of the appropriate Unit Certificate.

(g) Except as otherwise specified pursuant to Section 3.02, all payments to be made by the Holders or by the Agent (whether in its capacity as Agent, Collateral Agent, Trustee or Paying Agent) shall be made in lawful money of the United States of America, by certified check or wire transfer in immediately available funds in accordance with such regulations as the Agent may reasonably establish consistent with the provisions of this Agreement.

(h) Any payment of the applicable Purchase Price or exercise price deposited by a Holder hereunder with respect to a Purchase Contract or Warrant shall be held by the Agent or Warrant Agent, as the case may be, in custody for the benefit of the Holder and applied in satisfaction of such Holder’s obligations under such Purchase Contract or Warrant, or released and delivered to the Holder upon the failure of the Company to satisfy its settlement obligations against tender by the Agent or Warrant Agent, as the case may be, of such payment of the applicable Purchase Price or the exercise price.

Section 3.07. Delivery of Purchase Contract Property or Other Amounts. Unless otherwise specified pursuant to Section 3.02, (i) in the case of Purchase Contracts obligating the Company to sell, and the Holders to purchase, Purchase Contract Property or Warrants that are call warrants, upon its receipt of payment in full of the Purchase Price or exercise price for the Purchase Contract Property or Warrant Property purchased by any Holder pursuant to the foregoing provisions of this Article or the Warrant Agreement, the Company shall cause such Purchase Contract Property or Warrant Property to be delivered to the Holders; and (ii) in the case of Purchase Contracts obligating the Company to purchase, and the Holders to sell, Purchase Contract Property or Warrants that are “put warrants” (as defined in the Warrant Agreement), upon its receipt of the Purchase Contract Property, Warrant Property, Settlement Amount or other amount, the Company shall cause the Purchase Price, exercise price, Settlement Amount or other amount, as applicable, to be delivered to the Holders, provided that in each case such delivery shall be made only upon delivery to the Agent of the related Unit Certificate.

Upon receipt of any Unit Certificate, the Agent shall cancel such Unit Certificate in accordance with Section 2.11 as a result of the delivery referred to in the preceding paragraph. If any Debt Securities relating to Closed Purchase Contracts or exercised Warrants constituting a part of Units evidenced by such Unit Certificate remain Outstanding as a result of Cash Settlement, the Company shall execute and the Trustee shall authenticate and deliver (i) in the case of Definitive Units, to the Holder thereof, in accordance with the terms of the Indenture, a new certificate or certificates representing solely the principal amount of Debt Securities still Outstanding (ii) in the case of Global Units, if a Global Debt Security not constituting part of a Global Unit has not previously been issued by the Company, a second Global Debt Security representing Debt Securities still Outstanding that are not part of Units. If a second Global Debt Security referred to in clause (ii) of the immediately preceding sentence has already been issued, the Agent shall note thereon an appropriate increase in the number of Debt Securities represented by such Global Debt Security.

Section 3.08. Charges and Taxes. The Company shall not be required to pay any tax or taxes that may be payable with respect to any exchange of or substitution for a Unit Certificate or Security and the Company shall not be required to issue or deliver such Unit Certificate or such Security unless or until the Person or Persons requesting the transfer or issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Agent shall be under no obligation to pay any such tax.

Section 3.09. CUSIP Numbers. The Company in issuing the Purchase Contracts governed by this Agreement may use “CUSIP,” “ISIN” and other similar numbers (if then generally in use), and, if so, the Agent shall use “CUSIP,” “ISIN” and other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Purchase Contracts or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Purchase Contracts, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Agent of any changes in the “CUSIP,” “ISIN” and other similar numbers.

Article 4
Remedies

Section 4.01. Acceleration of Obligations. If at any time there shall have occurred an Event of Default with respect to any Debt Securities constituting a part of any Units that has resulted in the principal of any Debt Securities being declared due and payable immediately pursuant to Section 5.01 of the Indenture, then the Holders of not less than 25% of all Unsettled Purchase Contracts constituting a part of any Units comprising Debt Securities subject to such declaration may on behalf of all Holders of such Unsettled Purchase Contracts by notice in writing to the Company and the Agent declare the obligations of such Holders to purchase or sell, as the case may be, and of the Company to sell or purchase, as the case may be, the quantity of Purchase Contract Property specified pursuant to Section 3.02 under each such Unsettled Purchase Contract to be accelerated to the date of such declaration and, upon any such declaration, such obligations shall be so accelerated. The foregoing provision is subject to the condition that if, at any time prior to settlement of such Purchase Contracts, the declaration with respect to Debt Securities referred to in the immediately preceding sentence and its consequences are rescinded and annulled in accordance with Section 5.01 of the Indenture, the acceleration of the obligations with respect to Unsettled Purchase Contracts referred to in the immediately preceding sentence and its consequences may be annulled and rescinded by vote of the Holders of not less than 25% of all affected Unsettled Purchase Contracts Outstanding.

Section 4.02. Unconditional Rights Under Purchase Contracts; Limitation on Proceedings by Holders. (a) The Holder of any Unit shall have the right, which is absolute and unconditional, to purchase or sell, as the case may be, Purchase Contract Property pursuant to such Purchase Contract and to institute suit for the enforcement of such right, and such right shall not be impaired without the consent of such Holder.

(b) No Holder of any Unit shall have any right by virtue of or by availing itself of any provision of this Agreement to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given written notice to the Agent and the Company of a Default and of the continuance thereof and, (i) in the case of an Event of Default under Debt Securities, Prepaid Purchase Contracts Issued under the Indenture or the Indenture, the procedures (including notice to the Trustee and the Company) described in Article Five of the Indenture have been complied with and (ii) in the case of a Purchase Contract Default specified in clause (ii) of the definition thereof, unless the Holders of not less than 25% of all affected Purchase Contracts comprised by all Units then Outstanding shall have made written request upon the Agent to institute such action or proceedings in its own name as Agent hereunder and shall have offered to the Agent such reasonable indemnity as it may require pursuant to Article Six, and the Agent for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute such action or proceedings and no direction inconsistent with such request shall have been given to the Agent in writing by holders of a majority of all affected Purchase Contracts constituting parts of Units then Outstanding. Any Holder of a Unit may then (but only then) seek to enforce the performance of the covenant or agreement with respect to which such Purchase Contract Default exists; it being intended and expressly covenanted by the Holder of each Unit with every other Holder and the Agent that no Holder shall have any right by virtue of or by availing itself of any provision of this Agreement to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other Holder, or to enforce any right under this Agreement, except in accordance with this Section or the Indenture and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section, each and every Holder of a Unit and the Agent shall be entitled to such relief as can be given either at law or in equity.

Section 4.03. Restoration of Rights and Remedies. If any Holder of Units has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder, then and in every such case, subject to any determination in such proceeding the Company, the Guarantor, the Agent, the Trustee and such Holder shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies the Company, the Guarantor, the Agent, the Trustee and such Holder shall continue as though no such proceeding had been instituted.

Section 4.04. Rights and Remedies Cumulative. Subject to Section 4.02, and except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Unit Certificates, no right or remedy herein conferred upon or reserved to the Holders of Units is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 4.05. Delay or Omission Not Waiver. No delay or omission of any Holder to exercise any right or remedy accruing upon any Default shall impair any such right or remedy or constitute a waiver of any such Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Holders may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 4.06. Waiver of Past Defaults. The Holders of not less than a majority of all affected Purchase Contracts at the time Outstanding may on behalf of the Holders of all affected Units waive any past Purchase Contract Default hereunder and its consequences, except, unless theretofore cured (i) a Purchase Contract Default resulting from the failure of the Company to deliver (A) in the case of Purchase Contracts obligating the Company to sell, and the Holders to purchase, Purchase Contract Property (or the cash value specified pursuant to Section 3.02), Purchase Contract Property (or the cash value thereof) against tender of payment therefor or (B) in the case of Purchase Contracts obligating the Company to purchase, and the Holders to sell, Purchase Contract Property (or the cash value specified pursuant to Section 3.02), the applicable Purchase Price or other Settlement Amount specified pursuant to Section 3.02 against tender of Purchase Contract Property or other amount specified pursuant to Section 3.02 therefor or (ii) a Purchase Contract Default with respect to a covenant or provision hereof which under Article Seven cannot be modified or amended without approval of the Holder of each affected Purchase Contract that is a part of an Outstanding Unit of any series. In the case of any such waiver, the Holders, the Agent, the Company and the Guarantor shall be restored to their former positions and rights hereunder, respectively.

Upon any such waiver, such Purchase Contract Default shall cease to exist, for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Purchase Contract Default or impair any right consequent thereon unless so expressly therein provided.

Section 4.07. Undertaking for Costs. All parties to this Agreement agree, and each Holder of any Unit by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by the Agent, to any suit instituted by any Holder of Units, or group of Holders, holding in the aggregate more than 10% of the Outstanding Units, or to any suit instituted by any Holder for enforcement of the right to purchase or sell Purchase Contract Property under the Purchase Contracts constituting a part of the Units held by such Holder or to receive payment of the applicable Purchase Price (or other Settlement Amount that may be specified pursuant to Section 3.02) with respect thereto.

Section 4.08. Waiver of Stay or Extension Laws. Each of the Company and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Company and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.09. Agent May File Proofs of Claims. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy or other judicial proceeding relating to the Company or the property of the Company or its creditors, the Agent shall be entitled and empowered, by intervention in such proceeding or otherwise,

(i) to file and prove a claim and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

(ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Holder to make such payments to the Agent, and in the event that the Agent shall consent to the making of such payments directly to the Holders, to pay to the Agent any amount due to it hereunder; provided, however, that nothing herein shall be deemed to authorize the Agent to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Units or the rights of any Holder thereof, or to authorize the Agent to vote in respect of the claim of any Holder of Units in any such proceeding.

Nothing herein contained shall be deemed to authorize the Agent or the Collateral Agent to exercise any remedy against the Company or the Guarantor solely as a result of, or because it is related directly or indirectly to, the insolvency of the Guarantor or the commencement of any proceedings relative to the Guarantor under Title 11 of the United States Code, or the appointment of a receiver for the Guarantor under Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or the commencement of any other applicable federal or state bankruptcy, insolvency, resolution or other similar law, or solely as a result of, or because it is related directly or indirectly to, a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official having been appointed for or having taken possession of the Guarantor or its property, or solely as a result of, or because it is related directly or indirectly to, the institution of any other comparable judicial or regulatory proceedings relative to the Guarantor, or to the creditors or property of the Guarantor. Notwithstanding the foregoing, the Agent is authorized to exercise any remedy against the Company as a result of a Bankruptcy Event.

Section 4.10. Suits for Enforcement. In case a Purchase Contract Default has occurred, has not been waived and is continuing, and subject to receipt by the Agent of the request referred to in Section 4.02 or the direction referred to in Section 4.11 and the security or indemnity referred to in Section 6.03(g), the Agent shall have the right to enforce, on behalf of the Holders, the Purchase Contracts and the covenants and agreements of the Company contained in the Purchase Contracts and in this Agreement with respect to the Purchase Contracts and to proceed to protect and enforce such rights by appropriate judicial proceedings to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any such covenant or agreement contained in this Agreement or in the Purchase Contracts or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right vested in the Agent by this Agreement or by law.

All rights of action and of asserting claims under this Agreement, or under the Units or any Securities comprised by the Units, may be enforced by the Agent without the possession of the Units or any of the Securities comprised by the Units or the production thereof on any trial or other proceedings relative thereto, and any such actions or proceedings instituted by the Agent shall be brought in its own name as agent and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Agent, each predecessor Agent and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Units or Securities in respect of which such action was taken.

Section 4.11. Control by Holders. The Holders of a majority of affected Outstanding Purchase Contracts constituting a part of any Outstanding Units shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Agent, or exercising any power conferred on the Agent with respect to such Purchase Contracts by this Agreement; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Agreement and provided further that (subject to the provisions of Section 6.01) the Agent shall have the right to decline to follow any such direction if the Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Agent in good faith by its board of directors or board of trustees or a committee of its Responsible Officers, shall determine that the action or proceedings so directed could involve the Agent in personal liability or if the Agent in good faith shall so determine that the actions or forebearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of Units not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Agent shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

Nothing in this Agreement shall impair the right of the Agent in its discretion (but subject to Section 4.10) to take any action deemed proper by the Agent and which is not inconsistent with such direction or directions by Holders.

Article 5
Security Interests and Collateral Agent

Section 5.01. Granting of Security Interests; Rights and Remedies of Collateral Agent; Perfection. In order to secure the observance and performance of the covenants and agreements of the Holders of Purchase Contracts contained herein and in such Purchase Contracts, unless otherwise specified pursuant to Section 2.03:

(a) Effective upon issuance of Units of any series consisting of Debt Securities and Purchase Contracts, and in order to secure the performance when due by the Holders thereof of their respective obligations hereunder and under the Purchase Contracts constituting a part of such Units, the Holders thereof acting through the Agent, as their attorney-in-fact, shall be deemed to assign and pledge unto the Collateral Agent, as agent of and for the benefit of the Company, and grant to the Collateral Agent, as agent of and for the benefit of the Company, a security interest in and to, and a lien upon (the “Pledge”), all of their right, title and interest in and to (i) the Pledged Items now or hereafter owned by such Holder; (ii) all additions to and substitutions for such Pledged Items as may be permissible, if so specified pursuant to Section 3.02; (iii) all income, proceeds and collections received or to be received, or derived or to be derived, now or any time hereafter from or in connection with (i) and (ii) above, and (iv) all powers and rights now owned or hereafter acquired under or with respect to the Pledged Items (such Pledged Items, additions, substitutions, proceeds, collections, powers and rights being herein collectively called the “Collateral”). The Pledge is granted as security only and shall not subject the Collateral Agent or the Company to, or transfer or in any way modify, any obligation or liability of any Holder with respect to any Pledged Item.

(b) Prior to or concurrently with the issuance of Global Units of any series of which Debt Securities and Purchase Contracts constitute a part, the initial Holders and the Agent shall cause the Debt Securities constituting a part of such Global Units to be delivered to the Collateral Agent, and accompanied by an instrument of transfer executed in blank.

(c) The Collateral Agent shall have all of the rights, remedies and recourse with respect to the Collateral afforded a secured party by the Uniform Commercial Code as in effect in the State of New York (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted), in addition to, and not in limitation of, the other rights, remedies and recourse (including rights of set off) afforded to the Collateral Agent by this Agreement.

(d) Each Holder, to the extent permitted by applicable law, by accepting Units of any series issued hereunder authorizes the Collateral Agent to file Uniform Commercial Code financing or continuation statements naming such Holder as “debtor” (which may be carbon, photographic, photostatic or other reproductions of this Agreement or of a financing statement relating to this Agreement) which the Collateral Agent in its sole discretion (but subject to Section 5.03(f)) may deem necessary or appropriate to further perfect, or maintain the perfection of the security interests granted hereby.

Section 5.02. Distribution of Principal and Interest; Release of Collateral. Unless otherwise specified pursuant to Section 2.03:

(a) All payments of principal of, or interest on, any Pledged Items received by the Collateral Agent pursuant to Section 3.06(f) shall be paid by the Collateral Agent in same day funds no later than 2:00 p.m., New York City time, on the Business Day such payments are received by the Collateral Agent or, if received on a day that is not a Business Day or after 12:00 noon, New York City time, on a Business Day, then such payment shall be made no later than 9:00 a.m., New York City time, on the next succeeding Business Day to the Company, in full satisfaction of the respective obligations of the Holders of the Units of which such Pledged Items are a part under the Purchase Contracts forming a part of such Units. Any such payments in excess of such obligations of the Holders shall be promptly paid to the Agent to the account designated by it for such purpose. All such payments received by the Agent as provided herein shall be applied by the Agent pursuant to the provisions hereof.

(b) Upon notice to the Collateral Agent by the Agent that one or more Holders of Units have elected to effect Cash Settlement of their respective obligations under the Purchase Contracts forming a part of such Units in accordance with the terms hereof, and that either the Agent has received from such Holders, and paid to the Company, the related amounts pursuant to the terms of the Purchase Contracts and this Agreement or no such payment is required, and that all other conditions to such Cash Settlement have been satisfied, then the Collateral Agent shall release from the Pledge the Pledged Items relating to such Purchase Contracts.

Section 5.03. Certain Duties and Responsibilities of the Collateral Agent. The Collateral Agent accepts its duties and responsibilities hereunder as agent for the Company, on and subject to the following terms and conditions:

(a) The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. No provision of this Agreement shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) the duties and obligations of the Collateral Agent with respect to the Units shall be determined solely by the express provisions of this Agreement and the Collateral Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Collateral Agent; and

(ii) in the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(b) The Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Collateral Agent, unless it shall be proved that the Collateral Agent was negligent in ascertaining the pertinent facts.

(c) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(d) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section.

(e) The Collateral Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any Person by virtue of this Agreement.

(f) Except as specifically provided herein, the Collateral Agent shall not be responsible for the validity, sufficiency, collectability or marketability of any Collateral given to or held by it hereunder or for the validity or sufficiency of the lien on the Collateral purported to be created hereby and shall have no obligation to file any financing or continuation statement with respect to the Collateral in any public office at any time or time.

Section 5.04. Knowledge of the Collateral Agent. The Collateral Agent shall not be deemed to have knowledge of any default by any person under any Purchase Contract, unless and until a Responsible Officer of the Collateral Agent assigned to its Corporate Trust Administration Department shall have actual knowledge thereof or shall have received written notice thereof from the Company, the Guarantor or any Holder.

Section 5.05. Certain Rights of Collateral Agent. Subject to the provisions of Section 5.03:

(a) the Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Collateral Agent may request that the Company or the Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate of the Company or the Guarantor, as applicable, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(c) any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company or the Guarantor, as applicable, an Issuer Order or an Issuer Request, and any resolution of the Board of the Company or the Guarantor, as the case may be, may be sufficiently evidenced by a Board Resolution of the Company or the Guarantor, as applicable;

(d) the Collateral Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(e) the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document;

(f) the Collateral Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Collateral Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(g) the Collateral Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement;

(h) the rights, privileges, protections, immunities and benefits given to the Collateral Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Collateral Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(i) anything in this Agreement notwithstanding, in no event shall the Collateral Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Collateral Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(j) the Collateral Agent shall have the same rights and protections as the Trustee granted under Sections 6.01 and 6.02 of the Indenture.

Section 5.06. Compensation and Reimbursements. The Company agrees:

(a) to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Collateral Agent and any predecessor Collateral Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Collateral Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Collateral Agent and any predecessor Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate and indemnify the Collateral Agent and any predecessor Collateral Agent and to pay or reimburse the Collateral Agent and any predecessor Collateral Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of such Collateral Agent or predecessor Collateral Agent or the termination hereof or of any Purchase Contract. Such additional indebtedness shall be a senior claim to that of the Units upon all property and funds held or collected by the Collateral Agent as such, except funds held in trust for the benefit of the Holders of Units, and the Units are hereby subordinated to such senior claim.

Section 5.07. Corporate Collateral Agent Required Eligibility. There shall at all times be a Collateral Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and willing to act on reasonable terms. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Collateral Agent hereunder shall at all times be the Agent hereunder, the Trustee and a Paying Agent under the Indenture and the Warrant Agent under the Warrant Agreement, subject to receipt of an Opinion of Counsel that the same Person is not precluded by law from acting in such capacities. If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Collateral Agent may appoint one or more sub collateral agents with offices or agencies in a city or cities outside the United States.

Section 5.08. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Collateral Agent and no appointment of a successor Collateral Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Collateral Agent in accordance with the applicable requirements of Section 5.09.

(b) The Collateral Agent may resign by giving written notice thereof to the Company, the Guarantor and the Holders, in accordance with Section 11.05 and Section 11.06, 60 days prior to the effective date of such resignation. The Collateral Agent may be removed at any time upon 60 days’ notice by the filing with it of an instrument in writing signed on behalf of the Company or the Guarantor and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Collateral Agent required by Section 5.09 shall not have been delivered to the Collateral Agent within 30 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(c) If at any time

(i) the Collateral Agent shall cease to be eligible under Section 5.07, or shall cease to be eligible as Agent hereunder, as Trustee under the Indenture or as Warrant Agent under the Warrant Agreement, and shall fail to resign after written request therefor by the Company or the Guarantor, or

(ii) the Collateral Agent shall become incapable of acting with respect to the Collateral or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Collateral Agent or of its property shall be appointed or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company, by Board Resolution of the Company or Officer’s Certificate of the Company, may remove the Collateral Agent and appoint a successor Collateral Agent.

(d) If the Collateral Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Collateral Agent for any cause, the Company, by Board Resolution of the Company or Officer’s Certificate of the Company, shall promptly appoint a successor Collateral Agent or Collateral Agents (other than the Company or the Guarantor) and shall comply with the applicable requirements of Section 5.09.

(e) The Company shall give, or shall cause such successor Collateral Agent to give, notice of each resignation and each removal of the Collateral Agent and each appointment of a successor Collateral Agent to all Holders of Units in accordance with Section 11.06. Each notice shall include the name of the successor Collateral Agent and the address of its Corporate Trust Office.

Section 5.09. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Collateral Agent, every such successor Collateral Agent so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Collateral Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Collateral Agent, with like effect as if originally named as Collateral Agent hereunder; but, on the request of the Company, the Guarantor or the successor Collateral Agent, such retiring Collateral Agent shall, upon payment of all amounts due and payable to it pursuant to Section 5.06, execute and deliver an instrument transferring to such successor Collateral Agent all the rights and powers of the retiring Collateral Agent and shall duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such retiring Collateral Agent hereunder. Any retiring Collateral Agent shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Collateral Agent to secure any amounts then due it pursuant to Section 5.06.

(b) Upon request of any such successor Collateral Agent, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Collateral Agent shall accept its appointment unless at the time of such acceptance such successor Collateral Agent shall be eligible under this Article.

(d) Upon acceptance of appointment by any successor Collateral Agent as provided in this Section, the Company shall give notice thereof to the Holders of Units in accordance with Section 11.06. If the acceptance of appointment is substantially contemporaneous with the resignation of the Collateral Agent, then the notice called for by the preceding sentence may be combined with the notice called for by Section 5.08. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be given at the expense of the Company.

Section 5.10. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to all or substantially all the agency business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article.

Section 5.11. Money Held in Trust. Money held by the Collateral Agent in trust hereunder need not be segregated from other funds held by the Collateral Agent, except to the extent required by law. The Collateral Agent shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the Company. Any interest accrued on funds deposited with the Collateral Agent or any Paying Agent under this Agreement shall be paid to the Company from time to time and the Holders of Units (whether or not any Purchase Contracts are to be redeemed with such funds) shall have no claim to any such interest.

Section 5.12. Force Majeure. In no event shall the Collateral Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Collateral Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article 6
The Agent

Section 6.01. Certain Duties and Responsibilities. (a) The Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i) the duties and obligations of the Agent with respect to the Units shall be determined solely by the express provisions of this Agreement and the Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Agent; and

(ii) in the absence of bad faith on its part, the Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Agent and conforming to the requirements of this Agreement, but in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Agent, the Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer of the Agent, unless it shall be proved that the Agent was negligent in ascertaining the pertinent facts.

(d) The Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in number of affected Outstanding Purchase Contracts relating to the time, method and place of conducting any proceeding for any remedy available to the Agent, or exercising any power conferred upon the Agent, under this Agreement; provided that such action or omission is permitted under this Agreement.

(e) No provision of this Agreement shall require the Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) Whether or not therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Agent shall be subject to the provisions of this Section.

(g) The Agent is acting solely as agent for the Company hereunder and owes no fiduciary duties to any person by virtue of this Agreement.

Section 6.02. Notice of Default. Within 90 days after the occurrence of any Purchase Contract Default of which a Responsible Officer of the Agent assigned to its Corporate Trust Administration Department has actual knowledge (and except with respect to a Purchase Contract Default under the Purchase Contracts existing on the Settlement Date, in which event, as promptly as practicable thereafter) the Agent shall provide to all Holders of Units, in the manner provided in Section 11.06, notice of such Purchase Contract Default hereunder, unless such Purchase Contract Default shall have been cured or waived.

Section 6.03. Certain Rights of Agent. Subject to the provisions of Section 6.01:

(a) the Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) the Agent may request that the Company or the Guarantor deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officer’s Certificate may be signed by any person authorized to sign an Officer’s Certificate of the Company or the Guarantor, as applicable, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(c) any request, direction, order or demand of the Company or the Guarantor mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Company or the Guarantor, as applicable, an Issuer Order or an Issuer Request, and any resolution of the Board of the Company or the Guarantor, as the case may be, may be sufficiently evidenced by a Board Resolution of the Company or the Guarantor, as applicable;

(d) the Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(e) the Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document, but the Agent, in its discretion, may make reasonable further inquiry or investigation into such facts or matters related to the issuance of the Debt Securities, Prepaid Purchase Contracts Issued under the Indenture or Warrants, as the case may be, and the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Agent shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, at reasonable times during normal business hours, personally or by agent or attorney;

(f) the Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Agent shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(g) the Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have offered to the Agent reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(h) the Agent shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement;

(i) the Agent shall not be charged with notice or knowledge of a Purchase Contract Default unless a Responsible Officer of the Agent assigned to its Corporate Trust Administration Department shall have actual knowledge thereof;

(j) the rights, privileges, protections, immunities and benefits given to the Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Agent in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder;

(k) anything in this Agreement notwithstanding, in no event shall the Agent be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Agent has been advised as to the likelihood of such loss or damage and regardless of the form of action; and

(l) the Agent shall have the same rights and protections as the Trustee granted under Sections 6.01 and 6.02 of the Indenture.

Section 6.04. Not Responsible for Recitals or Issuance of Units. The recitals contained herein, in the Indenture, in the Warrant Agreement and in the Units, except the Trustee’s, Warrant Agent’s and Agent’s certificates of authentication or countersignature, shall be taken as the statements of the Company or the Guarantor, as applicable, and none of the Trustee, Agent, the Warrant Agent or any Authenticating Agent assumes any responsibility for their correctness. The Agent makes no representations as to the validity or sufficiency of this Agreement or of the Units. None of the Trustee, Agent, the Warrant Agent or any Authenticating Agent shall be accountable for the use or application by the Company of the proceeds with respect to Units or be responsible for exercising any remedy hereunder on behalf of the Holders, except as expressly provided in this Agreement.

Section 6.05. May Hold Units. The Agent, the Collateral Agent, the Trustee, the Warrant Agent, any Authenticating Agent, any Purchase Contract Registrar or any other agent of the Company, the Guarantor, the Trustee, the Warrant Agent, or the Agent, in its individual or any other capacity, may become the owner or pledgee of Units and may otherwise deal with the Company and the Guarantor and receive, collect, hold and retain collections from the Company or the Guarantor, as applicable, with the same rights it would have if it were not Authenticating Agent, Purchase Contract Registrar or such other agent, the Trustee, the Warrant Agent, the Collateral Agent or the Agent.

Section 6.06. Money Held in Trust. Money held by the Agent in trust hereunder need not be segregated from other funds held by the Agent, except to the extent required by law. The Agent shall be under no obligation to invest or pay interest on any money received by it hereunder, except as otherwise agreed with the Company. Any interest accrued on funds deposited with the Agent or any Paying Agent under this Agreement shall be paid to the Company from time to time and the Holders of Units (whether or not any Purchase Contracts are to be redeemed with such funds) shall have no claim to any such interest.

Section 6.07. Compensation and Reimbursement. The Company agrees:

(a) to pay to the Agent from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

(b) except as otherwise expressly provided herein, to reimburse the Agent and any predecessor Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

(c) to indemnify the Agent and any predecessor Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Agreement and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in connection with the exercise or performance of any of its powers or duties hereunder.

The obligations of the Company under this Section to compensate and indemnify the Agent and any predecessor Agent and to pay or reimburse the Agent and any predecessor Agent for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the resignation or removal of such Agent or predecessor Agent or the termination hereof or any Purchase Contract. Such additional indebtedness shall be a senior claim to that of the Units upon all property and funds held or collected by the Agent as such, except funds held in trust for the benefit of the Holders of particular Units, and the Units are hereby subordinated to such senior claim.

Section 6.08. Corporate Agent Required; Eligibility. There shall at all times be an Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, having, together with its parent, a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal, State or District of Columbia authority and willing to act on reasonable terms. If such corporation, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Agent hereunder shall at all times be the Collateral Agent hereunder, the Trustee under the Indenture and the Warrant Agent under the Warrant Agreement, subject to receipt of an Opinion of Counsel that the same Person is not precluded by law from acting in such capacities. If at any time the Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Agent may appoint one or more sub-agents with offices or agencies in a city or cities outside the United States.

Section 6.09. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Agent and no appointment of a successor Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Agent in accordance with the applicable requirements of Section 6.10.

(b) The Agent may resign by giving written notice thereof to the Company, the Guarantor and the Holders, in accordance with Section 11.05 and Section 11.06, 60 days prior to the effective date of such resignation. The Agent may be removed at any time upon 60 days’ notice by the filing with it of an instrument in writing signed on behalf of the Company or the Guarantor and specifying such removal and the date when it is intended to become effective. If the instrument of acceptance by a successor Agent required by Section 6.10 shall not have been delivered to the Agent within 30 days after the giving of such notice of resignation, the resigning Agent may petition any court of competent jurisdiction for the appointment of a successor Agent.

(c) If at any time

(i) the Agent shall cease to be eligible under Section 6.08, or shall cease to be eligible as Collateral Agent hereunder, Trustee under the Indenture or as Warrant Agent under the Warrant Agreement, and shall fail to resign after written request therefor by the Company, the Guarantor or by any Holder, or

(ii) the Agent shall become incapable of acting with respect to the Units or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Agent or of its property shall be appointed or any public officer shall take charge or control of the Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company, by Board Resolution of the Company or Officer’s Certificate of the Company, may remove the Agent and appoint a successor Agent, or (B) any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Agent and the appointment of a successor Agent or Agents. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Agent and appoint a successor Agent.

(d) If the Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Agent for any cause, the Company, by

Board Resolution of the Company or Officer’s Certificate of the Company, shall promptly appoint a successor Agent or Agents (other than the Company or the Guarantor) and shall comply with the applicable requirements of Section 6.10. If no successor Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 6.10, any Holder who has been a bona fide Holder of a Unit for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Agent.

(e) The Company shall give, or shall cause such successor Agent to give, notice of each resignation and each removal of the Agent and each appointment of a successor Agent to all Holders of Units in accordance with Section 11.06. Each notice shall include the name of the successor Agent and the address of its Corporate Trust Office.

Section 6.10. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Agent, every such successor Agent so appointed shall execute, acknowledge and deliver to the Company, the Guarantor and the retiring Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Agent shall become effective and such successor Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Agent, with like effect as if originally named as Agent hereunder; but, on the request of the Company, the Guarantor or the successor Agent, such retiring Agent shall, upon payment of all amounts due and payable to it pursuant to Section 6.07, execute and deliver an instrument transferring to such successor Agent all the rights and powers of the retiring Agent and shall duly assign, transfer and deliver to such successor Agent all property and money held by such retiring Agent hereunder. Any retiring Agent shall, nonetheless, retain a prior claim upon all property or funds held or collected by such Agent to secure any amounts then due it pursuant to Section 6.07.

(b) Upon request of any such successor Agent, the Company and the Guarantor shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c) No successor Agent shall accept its appointment unless at the time of such acceptance such successor Agent shall be eligible under this Article.

(d) Upon acceptance of appointment by any successor Agent as provided in this Section, the Company shall give notice thereof to the Holders of Units in accordance with Section 11.06. If the acceptance of appointment is substantially contemporaneous with the resignation of the Agent, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.09. If the Company fails to give such notice within ten days after acceptance of appointment by the successor Agent, the successor Agent shall cause such notice to be given at the expense of the Company.

Section 6.11. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Agent shall be a party, or any corporation succeeding to all or substantially all the agency business of the Agent, shall be the successor of the Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation shall be otherwise eligible under this Article. In case any Purchase Contracts shall have been countersigned and executed, but not delivered, by the Agent then in office, any successor by merger, conversion or consolidation to such Agent may adopt such countersignature and execution and deliver the Purchase Contracts so countersigned and executed with the same effect as if such successor Agent had itself countersigned and executed such Purchase Contracts.

Section 6.12. Appointment of Authenticating Agent. At any time when any of the Units remain Outstanding the Agent may, by an instrument in writing, appoint an Authenticating Agent or Agents with respect to the Purchase Contracts to be authorized to act on behalf of the Agent to countersign, execute and deliver the Purchase Contracts issued upon exchange, registration of transfer or pursuant to Section 2.09 and Purchase Contracts so countersigned, executed and delivered shall be entitled to the benefits of this Agreement and shall be valid and obligatory for all purposes as if countersigned by the Agent hereunder. Wherever reference is made in this Agreement to the countersignature, execution and delivery of Purchase Contracts by the Agent or the Agent’s countersignature or execution, such references shall be deemed to include countersignature, execution and delivery on behalf of the Agent by an Authenticating Agent and a countersignature and execution executed on behalf of the Agent by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and the Guarantor and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, subject to supervision or examination by Federal or State or District of Columbia authority and having, together with its parent, a combined capital and surplus of not less than $50,000,000. If such Authenticating Agent, or its parent, publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section. The Agent may also appoint one or more Authenticating Agents with offices or agencies in a city or cities outside the United States.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the agency business of an Authenticating Agent, shall continue to be an Authenticating Agent, without the execution or filing of any paper or any further act on the part of the Agent or the Authenticating Agent, provided that such corporation shall be otherwise eligible under this Section.

An Authenticating Agent may resign at any time by giving written notice thereof to the Agent and to the Company and the Guarantor. The Agent may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company and the Guarantor. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Agent may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Guarantor and shall provide written notice of such appointment to all Holders of Units in the manner and to the extent provided in Section 11.06. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section. No Authenticating Agent shall have any responsibility or liability for any action taken by it as such at the direction of the Agent.

The provisions of Sections 2.10, 6.04 and 6.05 shall be applicable to each Authenticating Agent.

Pursuant to each appointment made under this Section, the Purchase Contracts covered by such appointment may have endorsed thereon, in addition to the form of Agent’s countersignature and execution of the Purchase Contracts evidenced thereby, an alternative countersignature and execution of the Purchase Contracts contained therein in the following forms:

THE BANK OF NEW YORK MELLON, as Agent, as attorney in fact of the Holder hereof By [NAME OF AUTHENTICATING AGENT], as Authenticating Agent
By:
[Authorized Signatory]
Title:

Countersigned THE BANK OF NEW YORK MELLON, as Agent By [NAME OF AUTHENTICATING AGENT], as Authenticating Agent
By:
[Authorized Signatory]
Title:

Section 6.13. Company or Guarantor to Furnish Agent Names and Addresses of Holders. The Company or the Guarantor will furnish or cause to be furnished to the Agent

(a) not later than 15 days after each Regular Record Date in each year, a list, in such form as the Agent may reasonably require, of the names and addresses of the Holders of Registered Units as of such Regular Record Date, and

(b) at such other times as the Agent may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that no such list need be furnished if the Agent shall be the Purchase Contract Registrar, the registrar under the Warrant Agreement and the registrar under the Indenture.

Section 6.14. Preservation of Information; Communications to Holders. (a) The Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Registered Units contained in the most recent list furnished to the Agent as provided in Section 6.13 and the names and addresses of Holders of Registered Units received by the Agent in its capacity as Purchase Contract Registrar, the registrar under the Warrant Agreement and the registrar under the Indenture. The Agent may destroy any list furnished to it as provided in Section 6.13 upon receipt of a new list so furnished.

(b) If three or more Holders (herein referred to as “applicants”) apply in writing to the Agent, and furnish to the Agent reasonable proof that each such applicant has owned a Unit for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Units and is accompanied by a copy of the form of proxy or other communication that such applicants propose to transmit, then the Agent shall, within five Business Days after the receipt of such application, at its election either (i) afford such applicants access to the information preserved at the time by the Agent in accordance with Section 6.14(a) or (ii) inform such applicants as to the approximate number of Holders whose names and addresses appear in the information preserved at the time by the Agent, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Agent shall elect not to afford such applicants access to such information, the Agent shall, upon the written request of such applicants, mail to each Holder whose name and address appears in the information preserved at the time by the Agent, a copy of the form of proxy or other communication that is specified in such application, with reasonable promptness after a tender to the Agent of the material to be mailed and of payment, or provision for payment, of the reasonable expenses of mailing, unless within five days after such tender, the Agent shall mail to such applicants a written statement to the effect that in the opinion of the Agent, such mailing would be contrary to the best interests of the Holders or would be in violation of applicable law. Thereafter, the Agent shall be relieved of any obligation or duty to such applicants with respect to their application.

(c) Every Holder of Units, by his acceptance thereof, agrees with the Company, the Guarantor and the Agent that none of the Company, the Guarantor or the Agent or any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 6.14(b), regardless of the source from which such information was derived, and that the Agent shall not be held accountable by reason of mailing any material pursuant to a request made under Section 6.14(b).

Section 6.15. No Obligation of Holder. Except to the extent otherwise provided in this Agreement, the Agent assumes no obligations and shall not be subject to any liability under this Agreement or any Purchase Contract with respect to the obligations of the Holder of a Unit thereunder. The Company agrees, and each Holder of a Unit Certificate, by his acceptance thereof, shall be deemed to have agreed, that the Agent’s execution of the Purchase Contracts evidenced by the Unit Certificates shall be solely as agent and attorney in fact for the Holders, and that the Agent shall have no obligation to perform such Purchase Contracts on behalf of the Holders, except to the extent provided in this Article.

Section 6.16. Tax Compliance. (a) The Agent, on its own behalf and on behalf of the Company and the Guarantor, will comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable United States, federal and New York State tax laws, regulations or administrative practice (i) with respect to payments on, or transfer or redemption of the Debt Securities, the Prepaid Purchase Contracts Issued under the Indenture, the Warrants or the Purchase Contracts or (ii) if specifically instructed by the Company or the Guarantor, with respect to the issuance, delivery, holding, or exercise of rights (other than by payment, transfer or redemption) under the Debt Securities, the Prepaid Purchase Contracts Issued under the Indenture, the Warrants or the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing of required returns with respect to, and the timely payment of, all amounts required to be withheld to the appropriate taxing authority or its designated agent. The Company and the Guarantor will provide to the Agent such information as it may reasonably request in order to comply with this Section.

(b) The Agent shall comply with any direction received from the Company or the Guarantor with respect to the application of such requirements to particular payments or holders or in other particular circumstances, and may for purposes of this Agreement rely on any such direction in accordance with the provisions of Section 6.01(b)(ii) hereof.

(c) The Agent shall maintain all appropriate records documenting compliance with such requirements, and shall make such records available on request at reasonable times during normal business hours to the Company or the Guarantor or to their authorized representatives duly authorized in writing.

(d) Unless otherwise specified pursuant to Section 2.03, the portion of the issue price of any Units of any series consisting of Debt Securities and Purchase Contracts allocable to such Debt Securities shall equal the principal amount payable at maturity of such Debt Securities. Unless otherwise specified pursuant to Section 2.03, the portion of the issue price of any Units of any series consisting of Debt Securities and Warrants allocable to such Debt Securities shall equal the portion of the issue price that is in the same proportion to such issue price as the fair market value of such Debt Securities bears to the aggregate fair market value of such Debt Securities and Warrants, taken as a whole. The Company, the Guarantor and the Holders agree not to file any tax returns, or take a position with any tax authority, that is inconsistent with the characterization of the Debt Securities as debt.

(e) Unless otherwise specified pursuant to Section 2.03, the Company and the Guarantor by the issuance and sale of any Unit and any Holder of a Unit by his acceptance thereof agree to (in the absence of any applicable administrative ruling or judicial determination to the contrary) treat the Securities that constitute any Unit as separate securities and to file all United States federal, state and local tax returns consistent with the treatment of such Unit as constituted by separate securities.

Section 6.17. Force Majeure. In no event shall the Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Article 7
Supplemental Agreements

Section 7.01. Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company and the Guarantor, when each is authorized by a resolution of its Board or an Officer’s Certificate, the Agent and the Collateral Agent, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Agent, for any of the following purposes:

(i) to evidence the merger of the Company with and into the Guarantor or the succession of another Person to the Company or the Guarantor, as applicable, or successive successions, and the assumption by the successor Person of the covenants, agreements and obligations of the Company or the Guarantor, as applicable, herein and in the Purchase Contracts, and, in the case of the merger of the Company with and into the Guarantor, to evidence the elimination of the Guarantee; or

(ii) to evidence and provide for the acceptance of appointment hereunder by a successor Agent or Collateral Agent with respect to the Units; or

(iii) to add to the covenants of the Company, the Guarantor, Collateral Agent or Agent such further covenants, restrictions, conditions or provisions as the Company, the Guarantor, Collateral Agent and Agent shall consider to be for the protection of the Holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions of the Company a Purchase Contract Default permitting the enforcement of all or any of the several remedies provided in this Agreement as herein set forth; provided that in respect of any such additional covenant, restriction, condition or provision such supplemental agreement may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such a Purchase Contract Default or may limit the remedies available to the Holders upon such a Purchase Contract Default or may limit the right of the Holders to waive such Purchase Default; or

(iv) to comply with the Securities Act of 1933, as amended, the Exchange Act or the Investment Company Act of 1940, as amended; or

(v) to cure any ambiguity, to correct or supplement any provision herein or in the Purchase Contracts of any series that may be inconsistent with any other provision herein or therein, or to modify, alter, amend or supplement any other provisions with respect to matters or questions arising under this Agreement or under such Purchase Contracts; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

(vi) to add to, change or eliminate any of the provisions of this Agreement in respect of all or any Units or Purchase Contracts of any series (and if such addition, change or elimination is to apply with respect to less than all Units or Purchase Contracts of any series, stating that it is expressly being made to apply solely with respect to such Units or Purchase Contracts within such series); provided that any such addition, change or elimination (a) shall neither (i) apply to any Unit or Purchase Contract, as applicable, issued prior to the execution of such supplemental agreement and entitled to the benefit of such provision nor (ii) modify the rights of any Holder of such Unit or Purchase Contract, as applicable, with respect to such provision or (b) shall become effective only when there is no such Unit or Purchase Contract, as applicable, Outstanding.

Section 7.02. Supplemental Agreements with Consent of Holders. With the consent of the Holders of not less than a majority of affected Unsettled Purchase Contracts Outstanding, in the case of clause (A) below, and with the consent of the Holders of not less than a majority of affected Units Outstanding, in the case of clause (B) below, by Act of said Holders delivered to the Company, the Guarantor and the Agent, the Company and the Guarantor, when each is authorized by a resolutions of its Boards or an Officer’s Certificate, the Agent and the Collateral Agent may enter into an agreement or agreements supplemental hereto for the purpose of (A) modifying in any manner the terms of the Purchase Contracts or this Agreement with respect to the Purchase Contracts or the rights of the Holders of Units with respect to the Purchase Contracts or (B) modifying in any manner the other terms of this Agreement or the other rights of Holders of Units; provided, however, that no such supplemental agreement shall (i) without the consent of the Holder of each Outstanding Purchase Contract affected thereby in the case of clauses (1), (2) and (3) below and (ii) without the consent of the Holder of each Unit affected thereby, in the case of clauses (4), (5) and (6) below:

(1) impair the right to institute suit for the enforcement of any Purchase Contract, or

(2) reduce the percentage of the Purchase Contracts Outstanding, the consent of whose Holders is required for any modification or amendment of the provisions of this Agreement relating to the Purchase Contracts or for any waiver of any Purchase Contract Defaults hereunder and their consequences provided for in this Agreement relating to the Purchase Contracts, or

(3) modify or affect (in any manner materially adverse to the Holders) the Holders’ rights and obligations under the Purchase Contracts; or

(4) modify or affect (in any manner materially adverse to the Holders) the terms of this Agreement or such Holder’s Units (other than the terms referred to in clause (1), (2) or (3) above); or

(5) reduce the percentage of Holders of Units whose consent is required for any modification or amendment of the provisions of this Agreement (other than the terms referred to in clause (1), (2) or (3) above); or

(6) except in accordance with Section 12.13, remove the Guarantee on the Units or the Purchase Contracts.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 7.03. Execution of Supplemental Agreements. In exchange for accepting the additional agencies or duties created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies or duties created by this Agreement, each of the Agent and the Collateral Agent shall be entitled to receive and (subject to Sections 6.01 and 5.03, respectively) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement. Each of the Agent and the Collateral Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects the Agent’s or the Collateral Agent’s rights, duties or immunities under this Agreement or otherwise.

Section 7.04. Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Units, theretofore or thereafter authenticated, countersigned, executed and delivered hereunder, under the Warrant Agreement and/or under the Indenture shall be bound thereby.

Section 7.05. Reference to Supplemental Agreements. Unit Certificates, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture authenticated, countersigned, executed and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Agent, bear a notation in form approved by the Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Unit Certificates, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture so modified as to conform, in the opinion of the Agent, and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed, countersigned and delivered by the Trustee, the Warrant Agent and the Agent, as applicable, in exchange for Outstanding Unit Certificates, Debt Securities, Warrants, Purchase Contracts and Prepaid Purchase Contracts Issued under the Indenture.

Article 8
Consolidation, Merger, Sale or Conveyance Of the Company

Section 8.01. Company’s Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Company covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Company shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Company (if other than the Company) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Units (including Purchase Contracts governed by this Agreement) according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company, by supplemental agreement satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such Person, and (ii) the Company, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition. For the avoidance of doubt, the Person referred to in this Section 8.01 may be the Guarantor or any Subsidiary of the Guarantor.

Section 8.02. Successor Person Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named as the Company herein. Such successor Person may cause to be signed, and may issue (subject to the provisions of the Indenture and the Warrant Agreement) either in its own name or in the name of the Company prior to such succession any or all of the Unit Certificates, Debt Securities, Warrants, Prepaid Purchase Contracts Issued under the Indenture and Purchase Contracts issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Agent; and, upon the order of such successor Person, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Trustee, the Warrant Agent and the Agent shall authenticate, countersign, execute and deliver, as applicable, any Unit Certificates, Debt Securities, Warrants, Prepaid Purchase Contracts Issued under the Indenture and Purchase Contracts which previously shall have been signed and delivered by the officers of the Company to the Trustee, the Warrant Agent and the Agent for authentication, execution and countersignature, and any Unit Certificate, Debt Securities, Warrants, Prepaid Purchase Contracts Issued under the Indenture and Purchase Contracts evidencing Units which such successor Person thereafter shall cause to be signed and delivered to the Trustee, the Warrant Agent and the Agent for that purpose. All of the Purchase Contracts so issued shall in all respects have the same legal rank and benefit under this Agreement as the Purchase Contracts theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Purchase Contracts had been issued at the date of the execution hereof.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Unit Certificates and Purchase Contracts thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Company or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement, the Units, the Unit Certificates and the Purchase Contracts and may be liquidated and dissolved.

Section 8.03. Opinion of Counsel Delivered to Agent. The Agent and the Collateral Agent, subject to the provisions of Sections 6.01 and 6.03 and Sections 5.03 and 5.05, respectively, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of the Company, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

Article 9
Covenants

Section 9.01. Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders of the Units that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 9.02. Maintenance of Office or Agency. So long as Units or Purchase Contracts are authorized for issuance pursuant to this Agreement or are Outstanding hereunder, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Registered Units may be presented or surrendered for payment or acquisition of Purchase Contract Property or where Purchase Contract Property or other property may be tendered for delivery, where Registered Units may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or the Guarantor in respect of Units and this Agreement may be served. The Company hereby initially designates the Agent as its office or agency in the Borough of Manhattan, The City of New York, for each of said purposes. The Company will give prompt written notice to the Agent of the location, and any change in the location, of such office or agency. The Company will maintain one or more offices or agencies in a city or cities located outside the United States (including any city in which such an agency is required to be maintained under the rules of any stock exchange on which the Units of such series, or the Securities constituting such Units, are listed) where the Unregistered Units, if any, of each series may be presented or surrendered for payment or acquisition of Purchase Contract Property or where Purchase Contract Property or other property may be tendered for delivery. No payment or delivery of Purchase Contract Property on any Unregistered Unit will be made upon presentation of such Unregistered Unit at an agency of the Company within the United States nor will any payment or delivery of Purchase Contract Property be made by transfer to an account in, or by mail to an address in, the United States unless pursuant to applicable United States laws and regulations then in effect such payment can be made without adverse tax consequences to the Company or the Guarantor. Notwithstanding the foregoing, payments in U.S. dollars of Unregistered Units of any series appertaining thereto which are payable in U.S. dollars may be made at an agency of the Company maintained in the Borough of Manhattan, The City of New York if such payment in U.S. dollars at each agency maintained by the Company outside the United States for payment on such Unregistered Units is illegal or effectively precluded by exchange controls or other similar restrictions. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Agent with the name and address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Agent, and each of the Company and the Guarantor hereby appoints the Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Debt Securities, Warrants, Prepaid Purchase Contracts Issued under the Indenture, Purchase Contracts and Unit Certificates may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligations to maintain offices or agencies provided for in this Section. The Company will give prompt written notice to the Agent of any such designation or rescission and of any change in the location of any such other office or agency.

Section 9.03. Money for Payments to Be Held in Trust. Any money or other property deposited with the Agent, in trust for payment with respect to any Unit, remaining unclaimed for two years after such payment has become due and payable shall be paid to the Company or the Guarantor, as the case may be, on request of the Company or the Guarantor, as the case may be, pursuant to an Officer’s Certificate of the Company or the Guarantor, as the case may be; and the Holder of such Unit shall thereafter, as an unsecured general creditor, look only to the Company or the Guarantor, as the case may be, for payment thereof, and all liability of the Agent with respect to such trust money or other property shall thereupon cease; provided that the Agent, before making any such repayment, may (but shall not be obligated to) at the expense of the Company or the Guarantor, as the case may be, notify (i) in the case of Registered Units evidenced by Unit Certificates, the Holders, (ii) in the case of Units evidenced by one or more global Unit Certificates, the participants of the Depositary, and (iii) in the case of Bearer Units evidenced by Unit Certificates, the holders thereof, in each case pursuant to Section 11.06, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company or the Guarantor, as the case may be.

In the event that (i) the Company has delivered Purchase Contract Property (or the cash value thereof) to the Agent against tender of payment for such Purchase Contract Property or Warrant Property (or the cash value thereof) to the Warrant Agent against tender of payment for such Warrant Property (or, in the case of Purchase Contracts or Warrants calling for the purchase of Purchase Contract Property or Warrant Property, as the case may be, by the Company, the Company has tendered payment) and (ii) a Holder of a Unit Certificate fails to present and surrender the appropriate Unit Certificate to the Agent or Warrant Agent, as appropriate, the Purchase Contract Property, the Warrant Property or the cash value thereof or the Company’s payment for Purchase Contract Property or Warrant Property, as the case may be, deliverable upon settlement of the Purchase Contracts or Warrants, as the case may be, evidenced by such Unit Certificate, together with any distributions thereon (and, if an effective Cash Settlement with respect to the obligations under such Purchase Contracts or Warrants has been made, payments in respect of principal of any Debt Securities that are part of such Units), shall be held by the Agent, in trust, for the benefit of such Holder, until such Unit Certificate is presented and surrendered or such Holder delivers to the Agent, the Warrant Agent, the Trustee, and the Company (A) evidence to their satisfaction that such certificate has been destroyed, lost or stolen and (B) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless. In the event such Unit Certificate is not presented and surrendered or such Holder does not satisfy the applicable conditions specified in the preceding sentence on or prior to the date two years after the date of settlement of the related Purchase Contract or Warrant, as the case may be, any distributions received by the Agent with respect to the Purchase Contract Property delivered in respect of the Unit Certificates shall be paid to the Company, on the request of the Company pursuant to an Officer’s Certificate of the Company, and the Holders of such Unit shall thereafter, as unsecured general creditors, look only to the Company (except as with regards to the Guarantee) for payment thereof and all liability of the Agent with respect to such trust assets shall thereafter cease.

Section 9.04. Statements of Officers of the Company as to Default. The Company will deliver to the Agent, on or before March 31 in each year, an

Officer’s Certificate of the Company stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof or of any Purchase Contracts, and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

Section 9.05. Luxembourg Publications. In the event of the publication of any notice pursuant to this Agreement, the party making such publication in the Borough of Manhattan, The City of New York, and London shall also, to the extent that notice is required to be given to Holders of Units of any series or Securities constituting such Units by applicable Luxembourg law or stock exchange regulation, as evidenced by an Officer’s Certificate of the Company or the Guarantor, as applicable, delivered to such party, make a similar publication in Luxembourg.

Article 10
Redemptions

Section 10.01. Optional Redemption of Purchase Contracts; Redemption Upon Redemption of Debt Securities. If this Article is specified as applicable pursuant to Section 3.02 in connection with the issuance of the Purchase Contracts of a series, any or all of such Purchase Contracts may be redeemed at the option of the Company, or from time to time in part, on such date or dates and at a redemption price per Purchase Contract as shall be specified pursuant to Section 3.02; provided that no redemption shall result in there being more than zero but fewer than the minimum amount of Unsettled Purchase Contracts that may remain Outstanding after such redemption, as specified pursuant to Section 3.02.

Unless otherwise specified pursuant to Section 2.03, in the event that the Company shall redeem any Debt Security constituting part of a Unit of any series pursuant to the provisions of the Indenture or such Debt Security, the Company shall redeem any Purchase Contract or, to the extent permitted under or pursuant to the Warrant Agreement, Warrant constituting part of the same Unit on the redemption date of such related Debt Security.

Section 10.02. Notice of Redemption; Partial Redemptions. Unless otherwise specified pursuant to Section 3.02, the Company or, upon Issuer Order of the Company, the Agent in the name and at the expense of the Company, shall give notice of redemption to the Holders of Purchase Contracts in the manner and to the extent provided in Section 11.06, at least 30 days and not more than 60 days prior to the date fixed for redemption. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Purchase Contract, shall not affect the validity of the proceedings for the redemption of any other Purchase Contract.

The notice of redemption to each Holder of Registered Purchase Contracts shall specify the number of Registered Purchase Contracts held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment and that payment will be made upon presentation and surrender of Unit Certificates with respect to such Registered Purchase Contracts evidenced by Unit Certificates.

The Company’s obligation to provide funds for redemption shall be deemed fulfilled if, on or before 12:00 noon, local time in the place of payment, on the redemption date specified in the notice of redemption given as provided in this Section, the Company shall deposit with the Agent or with one or more paying agents an amount of money sufficient to redeem on the redemption date all the Purchase Contracts called for redemption at the appropriate redemption price, together with irrevocable instructions and authorization that such funds be applied to the redemption of the Purchase Contracts called for redemption upon surrender of Unit Certificates representing such Purchase Contracts, properly endorsed and assigned for transfer, in accordance with this Article.

The Company will deliver to the Agent at least 15 days prior to the mailing of the notice of redemption an Officer’s Certificate of the Company stating the aggregate number of Purchase Contracts to be redeemed on such date and that the Company has complied with the provisions of Section 10.01 and of said Purchase Contracts subject to said redemption.

If fewer than all the Purchase Contracts are to be redeemed, the Agent, prior to the mailing of the redemption notice, shall select the Purchase Contracts to be redeemed on a pro rata basis, by lot or by such other means as shall be acceptable to the Agent. Appropriate adjustment shall be made to prevent the fractional redemption of Purchase Contracts, such that Purchase Contracts are redeemed only in whole and not in part.

The Agent shall promptly notify the Company in writing of the Purchase Contracts so selected for redemption.

Section 10.03. Payment of Purchase Contracts Called for Redemption. If notice of redemption has been given as above provided, (i) the Purchase Contracts specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, and (ii) on and after the date fixed for redemption (unless the Company shall default in the payment of such Purchase Contracts at the redemption price) such Purchase Contracts shall cease from and after the date fixed for redemption to be entitled to any benefit under this Agreement, the Holders thereof shall have no right or obligation in respect of such Purchase Contracts except the right to receive the redemption price thereof and the Purchase Contracts shall terminate and shall no longer be deemed to be Outstanding.

If so specified pursuant to Section 3.02, on presentation and surrender of Unit Certificates representing such Purchase Contracts, properly endorsed and assigned for transfer, at a place of payment specified in said notice, said Purchase Contracts shall be paid and redeemed by the Company at the applicable redemption price. Following such redemption, the Unit Certificates evidencing such Closed Purchase Contracts shall be cancelled in accordance with Section 2.11. In the case of (i) Definitive Units, certificates evidencing any Outstanding Debt Securities relating to such redeemed Purchase Contracts shall be executed, authenticated and delivered in accordance with the terms of the Indenture and (ii) Global Units, if a Global Debt Security not constituting part of a Global Unit has not previously been issued by the Company, a second Global Debenture evidencing any Outstanding Debt Security relating to such redeemed Purchase Contracts shall be executed, authenticated and delivered in accordance with the Indenture. If a second Global Debt Security referred to in clause (ii) of the immediately preceding sentence has already been issued, the Agent shall note thereon an appropriate increase in the number of Debt Securities represented by such Global Debt Security.

Any interest accrued on funds deposited with the Agent or any Paying Agent in connection with this Article Ten shall be paid to the Company from time to time and the Holders of Purchase Contracts (whether or not such Purchase Contracts are to be redeemed with such funds) shall have no claim to any such interest. Any funds deposited and unclaimed at the end of two years from any redemption date shall be repaid or released to the Company, on the request of the Company pursuant to an Officer’s Certificate of the Company, after which the Holder(s) of Purchase Contracts so called for redemption shall look only to the Company for payment of the redemption price, without any interest thereon and all liability of the Agent with respect to the redemption price shall cease.

Section 10.04. Exclusion of Certain Purchase Contracts from Eligibility for Selection for Redemption. Purchase Contracts shall be excluded from eligibility for selection for a partial redemption if they are identified by registration and certificate number in an Officer’s Certificate of the Company delivered by the Company to the Agent at least 10 days prior to the date of the mailing of a notice of redemption as being owned of record and beneficially by, and not pledged or hypothecated by, (a) the Company or (b) an Affiliate of the Company. Purchase Contracts shall also be excluded from eligibility for selection for a partial redemption if they are the subject of an Acceleration Notice.

Article 11
Miscellaneous Provisions

Section 11.01. Incorporators, Stockholders, Officers, Managers and Directors of the Company and Guarantor Immune from Liability. No recourse under or upon any obligation, covenant or agreement contained in this Agreement, including the Guarantee, or in any Debt Security, Prepaid Purchase Contract Issued under the Indenture, Warrant Agreement or any Purchase Contract, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer, attorney-in-fact, director or manager, as such, of the Company or the Guarantor or of any successor, either directly or through the Company, the Guarantor or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or penalty or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Units by the Holders thereof and as part of the consideration for the issue thereof, provided that nothing in this Article shall impair the obligations, covenants and agreements of the Company contained in this Agreement and in any Debt Securities, Prepaid Purchase Contracts Issued under the Indenture, Warrants or Purchase Contracts constituting a part of the Units of any series.

Section 11.02. Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Agent or Collateral Agent to take any action under any provision of this Agreement, the Company, as applicable, shall furnish to the Agent or Collateral Agent an Officer’s Certificate of the Company and, if relevant, of the Guarantor, stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel of the Company and, if relevant, of the Guarantor stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(iii) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 11.03. Form of Documents Delivered to Agent or Collateral Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate, statement or opinion of an officer or counsel of or for the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion is based are erroneous. Any such certificate, statement or opinion may be based, insofar as it relates to factual matters, upon a certificate, statement or opinion of, or representations by, an officer or officers of the Company or the Guarantor, as applicable, stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, as applicable, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 11.04. Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 6.01) conclusive in favor of the Agent, the Company and the Guarantor, if made in the manner provided in this Section.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner that the Agent deems sufficient.

(c) Subject to Section 2.03(a)(vii), the ownership (i) of Registered Units of any series shall be proved by the Purchase Contract Register for such series, with respect to any Purchase Contracts constituting a part of such Units, the Warrant Register for such series with respect to any Warrants constituting a part of such Units and the Debt Security Register for such series, with respect to any Debt Securities or Prepaid Purchase Contracts Issued under the Indenture constituting a part of such Units, and (ii) of Unregistered Units shall be proved by possession of the Unit Certificates evidencing such Units or by the appropriate records of the depositary for such Units.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Unit Certificate shall bind every future Holder of the same Unit Certificate and the Holder of every Unit Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof with respect to anything done, omitted or suffered to be done by the Agent or the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Unit Certificate.

(e) The Company may set a record date for purposes of determining the identity of Holders of Units entitled to consent to any action by consent authorized or permitted hereby. Unless otherwise specified pursuant to Section 2.03, such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders of Units furnished to the Agent, pursuant hereto.

Section 11.05. Notices, Etc. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Agreement to be made upon, given or furnished to, or filed with,

(a) the Agent or the Collateral Agent, as the case may be, by any Holder or by the Company or the Guarantor shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first class postage prepaid, to the Agent at its Corporate Trust Office, Attention: Institutional Trust Services, or at any other address previously furnished in writing by the Agent or the

Collateral Agent, as the case may be, to the Holders, the Company and the Guarantor, or

(b) the Company or the Guarantor by the Agent, the Collateral Agent or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed in writing and personally delivered or mailed, first class postage prepaid, addressed to Morgan Stanley Finance LLC and/or Morgan Stanley, in each case, at 1585 Broadway, New York, New York 10036, Attention: Treasurer, or at any other address previously furnished in writing to the Agent and the Collateral Agent by the Company or the Guarantor.

(c) Each of the Agent and the Collateral Agent agrees to accept and act upon instructions or directions pursuant to this Agreement sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such electronic instructions or directions, subsequent to the transmission thereof, shall provide the originally executed instructions or directions to the Agent or the Collateral Agent, as applicable, in a timely manner and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. Neither the Agent nor the Collateral Agent shall be liable for any losses, costs or expenses arising directly or indirectly from the Agent’s or the Collateral Agent’s reliance upon and compliance with such instructions or directions up until such time as the Collateral Agent receives any subsequent written instruction or direction that supersedes such earlier written instructions or directions. The party providing instructions or directions by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods, as aforesaid, agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Agent and the Collateral Agent, including without limitation the risk of the Agent or the Collateral Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.06. Notices to Holders; Waiver. Where this Agreement provides for notice to Holders of Registered Securities or Registered Units of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided or as provided in the Letter of Representations) if in writing and mailed, first class postage prepaid, to each such Holder affected by such event, at such Holder’s address as it appears in the relevant Security Registers, with respect to the Securities constituting such Unit, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Agent shall constitute a sufficient notification for every purpose hereunder.

Where this Agreement provides for notice to Holders of Unregistered Securities or Unregistered Units of any event, such notice shall be sufficiently given (unless otherwise specified herein or pursuant to Section 2.03 or 3.02) either (i) through the customary notice provisions of the clearing system or systems through which beneficial interests in such Unregistered Securities or Unregistered Units are owned or (b) by publication in a newspaper in the English language of general circulation in the Borough of Manhattan, The City of New York, and in The City of London or, if publication in London is not practical, in an English language newspaper with general circulation in Western Europe. Such notices will be deemed to have been given on the date of such publication, or if published in such newspapers on different dates, on the date of the first such publication.

Section 11.07. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 11.08. Successors and Assigns. All covenants and agreements in this Agreement, the Units, the Purchase Contracts and the Unit Certificates by the Company or the Guarantor shall bind their respective successors and assigns, whether so expressed or not.

Section 11.09. Separability Clause. In case any provision in this Agreement or in the Units, Unit Certificates or the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 11.10. Benefits of Agreement. Nothing in this Agreement or in the Units, Unit Certificates, the Indenture, the Debt Securities, the Prepaid Purchase Contracts Issued under the Indenture, the Warrants or the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be parties to this Agreement and shall be bound by all of the terms and conditions hereof and of the Indenture, the Warrant Agreement, the Units, the Debt Securities, the Prepaid Purchase Contracts Issued under the Indenture, the Warrants and the Purchase Contracts evidenced by the Units, as applicable, by their acceptance of delivery of such Units.

Section 11.11. Governing Law. This Agreement, the Units, the Unit Certificates and the Purchase Contracts and the Guarantee shall be governed and construed in accordance with the laws of the State of New York.

Section 11.12. Waiver of Jury Trial. EACH OF THE COMPANY, THE GUARANTOR, THE AGENT, THE COLLATERAL AGENT AND EACH HOLDER OF A UNIT OR A PURCHASE CONTRACT BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.13. Submission to Jurisdiction; Waiver of Immunity. For the benefit of the Holders, each of the Company and the Guarantor hereby (i) irrevocably submits to the non-exclusive jurisdiction of any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York solely for purposes of any legal action or proceeding arising out of or relating to the Units, the Purchase Contracts or this Agreement and (ii) irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any legal action or proceeding in any New York State court or United States federal court sitting in the Borough of Manhattan in the City of New York, and any claim that any such action or proceedings brought in any such court has been brought in an inconvenient forum. Each of the Company and the Guarantor agrees that a final judgment in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 11.14. Legal Holidays. Unless otherwise specified pursuant to Section 3.02, in any case where any Settlement Date shall not be a Business Day, then (notwithstanding any other provisions of this Agreement or the Purchase Contracts) the Purchase Contracts shall not be performed on such date, but shall be performed on the next succeeding Business Day with the same force and effect as if performed on such Settlement Date; provided that no interest or other amounts shall accrue or be payable by the Company or any Holder for the period from and after any such Settlement Date (unless otherwise specified).

Section 11.15. Counterparts. This Agreement may be executed in any number of counterparts by the parties hereto on separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

Section 11.16. Appointment of Certain Agents. (a) Pursuant to Section 2.03 hereof, the Company may, in connection with any series of Purchase Contracts appoint Morgan Stanley & Co. LLC, Morgan Stanley & Co. International plc or any other Person as Calculation Agent to make any calculations as may be required pursuant to the terms of any such series of Purchase Contracts. Any such Calculation Agent shall act as an independent expert and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding on the Company, the Guarantor, the Agent and the Holders. Any such calculations will be made available to the Holders for inspection at the Agent’s Office.

(b) Unless otherwise specified pursuant to Section 2.03, the Company hereby appoints The Bank of New York Mellon as the Paying Agent under the Indenture with respect to each Debt Security comprised by any Unit issued hereunder.

Section 11.17. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office of the Agent for inspection by any Holder.

Article 12

Guarantee

Section 12.01. The Guarantee. Subject to the provisions of this Article, the Guarantor hereby irrevocably, fully and unconditionally guarantees, on an unsecured basis, the full and punctual payment (whether at stated maturity, upon redemption or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable, including property deliverable, under, the Units (including Purchase Contracts governed by this Agreement), and the full and punctual payment of all other amounts payable by the Company under this Agreement. Upon failure by the Company to pay punctually any such amount, the Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement. This Guarantee constitutes a guaranty of payment and not of collection.

Section 12.02. Guarantee Unconditional. The obligations of the Guarantor hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Company under this Agreement or any Unit (including any Purchase Contract governed by this Agreement), by operation of law or otherwise;

(b) any modification or amendment of or supplement to this Agreement or any Unit (including any Purchase Contract governed by this Agreement);

(c) any change in the corporate existence, structure or ownership of the Company, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Company or its assets or any resulting release or discharge of any obligation of the Company contained in this Agreement or any Unit (including any Purchase Contract governed by this Agreement);

(d) the existence of any claim, set off or other rights which the Guarantor may have at any time against the Company, the Agent, the Collateral Agent or any other Person, whether in connection with this Agreement or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;

(e) any invalidity or unenforceability relating to or against the Company for any reason of this Agreement or any Unit (including any Purchase Contract governed by this Agreement), or any provision of applicable law or regulation purporting to prohibit the payment by the Company of the principal of or interest on any Unit (including any Purchase Contract governed by this Agreement) or any other amount payable by the Company under this Agreement; or

(f) any other act or omission to act or delay of any kind by the Company, the Agent, the Collateral Agent or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantor’s obligations hereunder.

Section 12.03. Discharge; Reinstatement. The Guarantor’s obligations under this Article with respect to any Units (including Purchase Contracts governed by this Agreement) will remain in full force and effect until the principal of, premium, if any, and interest on such Units (including Purchase Contracts governed by this Agreement) and all other amounts payable by the Company under this Agreement with respect to such Units (including Purchase Contracts governed by this Agreement) have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Unit (including any Purchase Contract governed by this Agreement) or any other amount payable by the Company under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.

Section 12.04. Waiver by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Company or any other Person. The Guarantor hereby agrees that, in the event of a default in payment of the principal of, interest on, and all other amounts payable under any Unit (including any Purchase Contract governed by this Agreement), whether at its stated maturity, by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Unit (or such Purchase Contract), subject to the terms and conditions set forth in this Agreement, directly against the Guarantor to enforce this Guarantee without first proceeding against the Company.

Section 12.05. Subrogation. Upon making any payment with respect to any obligation of the Company under this Article, the Guarantor shall be subrogated to the rights of the payee against the Company with respect to such obligation, provided that the Guarantor may not enforce any right of subrogation with respect to such payment so long as any amount payable by the Company hereunder or under the Units (including Purchase Contracts governed by this Agreement) remains unpaid.

Section 12.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Company under this Agreement or the Units (including Purchase Contracts governed by this Agreement) is stayed upon the insolvency, bankruptcy or reorganization of the Company, all such amounts otherwise subject to acceleration under the terms of this Agreement are nonetheless payable by the Guarantor hereunder forthwith on demand by the Agent or the Holders.

Section 12.07. Savings Clause. Notwithstanding anything to the contrary in this Article, the Guarantor, and by its acceptance of Units, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Agent, the Collateral Agent, the Holders and the Guarantor hereby irrevocably agree that the obligations of the Guarantor under the Guarantee are limited to the maximum amount that would not render the Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.

Section 12.08. Execution and Delivery of Guarantee. The execution by the Guarantor of this Agreement (or a supplemental agreement) evidences the Guarantee of the Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication and countersignature of any Unit (including any Purchase Contract governed by this Agreement). The delivery of any Unit (including any Purchase Contract governed by this Agreement) by the Agent after authentication and countersignature constitutes due delivery of the Guarantee set forth in this Agreement on behalf of the Guarantor.

Section 12.09. Release of Guaranty. The Guarantee of the Guarantor of the Units (including the Purchase Contracts governed by this Agreement) will terminate upon cancellation of the Units (or the Purchase Contracts governed by this Agreement), as provided in Section 2.11.

Upon delivery by the Company to the Agent of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Agent and the Collateral Agent, as applicable, will execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee of the Units (including Purchase Contracts governed by this Agreement).

Section 12.10. Guarantor Negative Pledge. Neither the Guarantor nor any successor Person will, or will permit any Subsidiary to, create, assume, incur or guarantee any indebtedness for borrowed money secured by a pledge, lien or other encumbrance (except for Permitted Liens) on (a) the Voting Securities of Morgan Stanley & Co. LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Guarantor, Morgan Stanley & Co. International plc, an English company and an indirect wholly owned subsidiary of the Guarantor, Morgan Stanley Smith Barney LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Guarantor, or any Subsidiary succeeding to any substantial part of the business now conducted by any of such corporations (collectively, the “Principal Subsidiaries”) or (b) Voting Securities of a Subsidiary that owns, directly or indirectly, Voting Securities of any of the Principal Subsidiaries (other than directors’ qualifying shares), unless the Guarantor shall cause the Guarantee to be secured equally and ratably with (or, at the Guarantor’s option, prior to) any indebtedness secured thereby.

Section 12.11. Guarantor’s Covenant Not to Merge, Consolidate, Sell or Convey Property Except Under Certain Conditions. The Guarantor covenants that it will not merge or consolidate with any other Person or sell, lease or convey all or substantially all of its assets to any other Person, unless (i) either the Guarantor shall be the continuing Person, or the successor Person by merger or consolidation or the Person which acquires by sale, lease or conveyance substantially all the assets of the Guarantor (if other than the Guarantor) shall be a Person organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the full, irrevocable and unconditional guarantee of the due and punctual payment of the principal of and interest on all the Units (including Purchase Contracts governed by this Agreement) according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Guarantor, by supplemental agreement satisfactory to the Agent and the Collateral Agent, executed and delivered to the Agent and the Collateral Agent by such Person, and (ii) the Guarantor, such successor Person or such acquiring Person, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition.

Section 12.12. Successor Person Substituted. In case of any such consolidation, merger, sale, lease or conveyance, and following such an assumption by the successor Person, such successor Person shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named as the Guarantor herein.

In case of any such consolidation, merger, sale, lease or conveyance such changes in phrasing and form (but not in substance) may be made in the Unit Certificates and Purchase Contracts thereafter to be issued as may be appropriate.

In the event of any such sale or conveyance (other than a conveyance by way of lease), the Guarantor or any successor Person which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Agreement, the Units, the Unit Certificates and the Purchase Contracts and may be liquidated and dissolved.

Section 12.13. Termination of the Guarantee upon Merger. The Guarantee of the Guarantor of the Units and the Purchase Contracts will terminate upon the merger of the Company with and into the Guarantor in accordance with Article 8 and this Article.

Section 12.14. Opinion of Counsel Delivered to Agent. The Agent and the Collateral Agent, subject to the provisions of Sections 6.01 and 6.03 and Sections 5.03 and 5.05, respectively, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, lease or conveyance of the Guarantor, and any such assumption, and any such liquidation or dissolution, complies with the applicable provisions of this Agreement.

Section 12.15. Not Insured. This Guarantee is not insured by the Federal Deposit Insurance Corporation of the United States of America.

IN WITNESS WHEREOF, the Company, the Guarantor, the Agent, the Collateral Agent, the Trustee and the Warrant Agent have duly executed this Agreement as of the day and year first above set forth, and all Holders of Units shall become parties hereto by and upon acceptance by them of delivery of Units issued in accordance with the terms hereof.

MORGAN STANLEY FINANCE LLC, as Issuer

By:
Name:
Title:

MORGAN STANLEY, as Guarantor

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Collateral Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee and Paying Agent under the Indenture

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Warrant Agent under the Warrant Agreement

By:
Name:
Title:

2

EXHIBIT A

[FORM OF UNIT CERTIFICATE]

[FACE]

[IF THE UNIT CERTIFICATE IS TO BE A GLOBAL REGISTERED UNIT CERTIFICATE, INSERT—This Unit Certificate is a global Unit Certificate within the meaning of the Unit Agreement hereinafter referred to and is registered in the name of the Depository Trust Company (the “Depositary”) or a nominee of the Depositary. Unless and until it is exchanged in whole or in part for Units in definitive registered form, this Unit Certificate may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary).

Unless this Unit Certificate is presented by an authorized representative of The Depositary (55 Water Street, New York) to Morgan Stanley Finance LLC or its agent for registration of transfer, exchange or payment, and any Unit issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment hereon is made to Cede & Co. or such other entity as is requested by an authorized representative of the Depositary, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

THIS UNIT HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE ACT OF JAPAN (LAW NO.25 OF 1948, AS AMENDED, THE “FIEA”). THIS PHYSICALLY-SETTLED INDENTURE PRE-PAID CONTRACT MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO OR FOR THE ACCOUNT OR BENEFIT OF ANY RESIDENT OF JAPAN (AS DEFINED UNDER ITEM 5, PARAGRAPH 1, ARTICLE 6 OF THE FOREIGN EXCHANGE AND FOREIGN TRADE ACT (LAW NO. 228 OF 1949, AS AMENDED)) OR TO OTHERS FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO OR FOR THE ACCOUNT OR BENEFIT OF A RESIDENT OF JAPAN, EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF AND OTHERWISE IN COMPLIANCE WITH THE FIEA AND ANY OTHER

APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN.1

_________________

1 If this unit is offered in Japan or denominated in Japanese Yen, appropriate legends need to be added.

UNIT CERTIFICATE

(issuable in integral multiples of whole Units)

Evidencing the Ownership of, or Rights and Obligations
of the Holder Under, the Securities
Specified Below

[Specify Securities Constituting Part of these Units]

CUSIP No. __________

Certificate No.:_____
Number of Units: [Up To]2

This Unit Certificate certifies that ______________________ (the “Holder”), or [registered assigns]3, is the [registered]3 owner of [ ( ) Units]4 [the number of Units specified in Schedule A hereto.]2

Each Unit represents ownership by the Holder of [specify Securities constituting parts of the Unit] [, subject to the pledge of such Debt Securities by such Holder pursuant to the Unit Agreement (the “Unit Agreement”) dated as of February 16, 2016 among the Company, Morgan Stanley, as guarantor (the “Guarantor”), The Bank of New York Mellon, as Agent and Collateral Agent, as Trustee and Paying Agent under the Indenture referred to therein, and as Warrant Agent under the Warrant Agreement referred to therein, and the Holders from time to time of the Units described therein. Pursuant to the Unit Agreement, the Debt Securities constituting part of the Units evidenced hereby have been pledged to the Collateral Agent to secure the obligations of the Holder under the Purchase Contract constituting part of such Units.]5

[For so long as the [Warrant] [Purchase Contract] underlying each Unit represented hereby remains in effect such Unit shall not be separable into its constituent parts and the rights and obligations of the Holder of such Unit in

_________________

2 Insert in Global Unit Certificates.

3 Insert in Registered Units.

4 Insert in Definitive Unit Certificates.

5 Insert in Registered Units consisting of Non-Separable Debt Securities and Purchase Contracts.

respect of such constituent parts may be transferred and exchanged only as a Unit.]6

Any payment due on, including any property deliverable under, the Units is fully and unconditionally guaranteed by the Guarantor.

[Designated Security Register:]7

[Other Terms of Units:]

[INSERT APPROPRIATE DEBT SECURITY CERTIFICATE OR WARRANT
CERTIFICATE, AS APPLICABLE]

Reference is hereby made to the further provisions of this certificate set forth on the succeeding pages hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

_________________

6 Insert in non-separable Units.

7 Insert in non-separable Registered Units.

[FORM OF PURCHASE CONTRACT
CONTEMPLATING SALE BY MORGAN STANLEY FINANCE LLC]

MORGAN STANLEY FINANCE LLC

[Insert Designation of Purchase Contracts]

PURCHASE CONTRACT(S)

Purchase Contracts between

Morgan Stanley Finance LLC

and

________________
or registered assigns,
as holder hereunder (the “Holder”)

All capitalized terms used but not defined herein that are defined in the Unit Agreement (described below) have the meanings set forth therein, and if not defined therein, have the meaning set forth below.

Purchase Contract Property:
Quantity:
Purchase Price:
Settlement Date:
Date of Payment of Purchase Price, if different from Settlement Date:
Payment Location:
Method of Settlement:
Currency of Settlement Payment:

Authorized Number of Purchase Contracts:
Aggregate Purchase Price:
Aggregate Quantity of Purchase Contract Property:
Contract Fees:
Company Acceleration:
Holders’ Acceleration:
Redemption Provisions:
Other Terms:

Subject to the conditions hereinafter set forth, the Holder agrees to purchase and Morgan Stanley Finance LLC, a Delaware limited liability company (the “Company”), agrees to sell, subject to the terms of the Unit Agreement referred to below and as set forth herein, on the Settlement Date, the Aggregate Quantity of Purchase Contract Property, for the Purchase Price. The Purchase Contract(s) evidenced hereby shall not entitle the Holder to purchase the Purchase Contract Property prior to the Settlement Date.

The Purchase Price for the Purchase Contract Property purchased pursuant to the Purchase Contracts evidenced hereby shall be payable at the Payment Location on the Settlement Date pursuant to the Method of Settlement in the Currency of Settlement Payment.

Each Purchase Contract evidenced hereby is one of a duly authorized issue of not more than the Authorized Number of Purchase Contracts of the Company relating to the purchase by holders of not more than the Aggregate Quantity of Purchase Contract Property issued under the Unit Agreement, dated as of February 16, 2016 (the “Unit Agreement”), among the Company, Morgan Stanley, as guarantor (the “Guarantor”), The Bank of New York Mellon, as Agent (the “Agent”) and as Collateral Agent thereunder, as Warrant Agent (the “Warrant Agent”) under the Warrant Agreement referred to therein, as Trustee (the “Trustee”) and Paying Agent under the Indenture referred to therein, and the holders from time to time of Units, to which Unit Agreement and supplemental agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Collateral Agent, the Company, the Guarantor and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed, countersigned, executed on behalf of the Holder and delivered. Any payment due on, including any property deliverable under, the Purchase Contracts is fully and unconditionally guaranteed by the Guarantor.

The Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with any transfer or exchange of each Purchase Contract evidenced hereby. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of Units.

Upon registration of transfer of this Purchase Contract, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Unit Agreement), under the terms of the Unit Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts hereby. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The extent to which, and the terms upon which, any cash or other property (other than the Purchase Contract Property) is payable or deliverable with respect to the Purchase Contracts evidenced hereby is described above under “Contract Fees.” The extent to which, and the terms upon which, the Company may accelerate the obligations of the Company and the Holders of the Purchase Contracts evidenced hereby is described above under “Company Acceleration.” The extent to which, and the terms upon which, the Holders of such Purchase Contracts may accelerate the obligations of the Company and the Holders of the Purchase Contracts is described above under “Holders’ Acceleration.” The extent to which, and the terms upon which, the Company may redeem the Purchase Contracts evidenced hereby is described above under “Redemption Provisions.”

Subject to certain exceptions, the terms of the Purchase Contracts and the provisions of the Unit Agreement may be amended with the consent of the Holders of not less than a majority of the affected Outstanding Purchase Contracts and certain Purchase Contract Defaults may be waived with the consent of the Holders of a majority of the affected Outstanding Purchase Contracts. Without the consent of any Holder of Units, the terms of the Unit Agreement the Purchase Contracts may be amended to, among other things, cure any ambiguity, to correct or supplement any provision in the Unit Agreement or Purchase Contract, to add to the covenants of the Company, the Guarantor, Collateral Agent or Agent or to make any other provisions with respect to matters or questions arising under the Unit Agreement or the Purchase Contracts that do not adversely affect the interests of the Holders in any material respect.

Holders of the Purchase Contracts may not enforce the Unit Agreement or such Purchase Contracts except as provided in the Unit Agreement.

Any incorporator, or past, present or future stockholder, officer, attorney-in-fact, manager or director, as such, of the Company or the Guarantor or of any successor shall not have any liability for any obligations of the Company or the Guarantor under the Purchase Contracts or the Unit Agreement or for any claim based on, with respect to or by reason of such obligations or their creation. The Holder by his acceptance hereof waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Purchase Contracts.

The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment of a Unit Certificate or Purchase Contract for registration of transfer, the Company, the Guarantor, the Trustee, the Agent, the Warrant Agent and the Collateral Agent, and any agent of the Company, the Guarantor, the Trustee, the Agent, the Warrant Agent and the Collateral Agent may treat the Person in whose name this Purchase Contract is registered as a party to the Purchase Contracts evidenced hereby for the purpose of performance of such Purchase Contracts and for all other purposes whatsoever, and none of the Company, the Guarantor, the Trustee, the Agent, the Warrant Agent or the Collateral Agent or any such agent shall be affected by notice to the contrary.

The Holder, by his acceptance hereof, authorizes the Agent to execute the Purchase Contracts evidenced hereby on his behalf, authorizes and directs the Agent on his behalf to take such other action, and covenants and agrees to take such other action, as may be necessary or appropriate, or as may be required by the Agent, to effectuate the provisions of the Unit Agreement relating to the purchase of the Purchase Contract Property [and the pledge of the Debt Securities constituting part of the Unit of which this Purchase Contract forms a part to the Collateral Agent on the Holder’s behalf8,] appoints the agent as his attorney-in-fact for any and all such purposes, and agrees to be bound by the terms thereof.

The Purchase Contracts shall not, prior to the performance thereof, entitle the Holder to any of the rights of a holder of the Purchase Contract Property.

No Purchase Contract evidenced hereby shall be valid or obligatory for any purpose until countersigned and executed on behalf of the Holder by the Agent, pursuant to the Unit Agreement.

_________________

8 Insert in Registered Units consisting of Non-Separable Debt Securities and Purchase Contracts.

IN WITNESS WHEREOF, Morgan Stanley Finance LLC has caused this instrument to be duly executed.

MORGAN STANLEY FINANCE LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Agent, and as attorney-in-fact of the Holder hereof

By:
Authorized Signatory

Countersigned THE BANK OF NEW YORK MELLON, as Agent

By:
Authorized Signatory

[FORM OF PURCHASE CONTRACT
CONTEMPLATING PURCHASE BY MORGAN STANLEY FINANCE LLC]

MORGAN STANLEY FINANCE LLC

[Insert Designation of Purchase Contracts]

PURCHASE CONTRACT(S)

Purchase Contracts between
Morgan Stanley Finance LLC
and

________________
or registered assigns,
as holder hereunder (the “Holder”)

All capitalized terms used but not defined herein that are defined in the Unit Agreement (described below) have the meanings set forth therein, and if not defined therein, have the meaning set forth below.

Purchase Contract Property:
Quantity:
Purchase Price:
Settlement Date:
Payment Location:
Method of Settlement:
Method of Computing Settlement Amount:
Currency of Settlement Payment:
Authorized Number of Purchase Contracts:
Aggregate Purchase Price:
Aggregate Quantity of Purchase Contract Property:

 A-1

Contract Fees:
Company Acceleration:
Holders’ Acceleration:
Redemption Provisions:
Other Terms:

Subject to the conditions hereinafter set forth, the Holder agrees to sell and Morgan Stanley Finance LLC, a Delaware limited liability company (the “Company”), agrees to purchase, subject to the terms of the Unit Agreement referred to below and as set forth herein, on the Settlement Date, the Aggregate Quantity of Purchase Contract Property, for the Purchase Price. The Purchase Contract(s) evidenced hereby shall not entitle the Company to purchase the Purchase Contract Property, or the Holder to receive the Purchase Price, prior to the Settlement Date.

If so indicated under Method of Settlement above, the parties’ obligations under the Purchase Contracts evidenced hereby may be settled by payment of the Settlement Amount by the Company or the Holder, as the case may be. The Settlement Amount payable pursuant to the Purchase Contracts evidenced hereby, as determined in accordance with the Method of Computing Settlement Amount, shall be payable on the Settlement Date in the Currency of Settlement Payment pursuant to the Method of Settlement at the Payment Location; provided that any Settlement Amount payable by Holders pursuant to the Purchase Contracts evidenced hereby may be deducted from the principal payment that may be payable by the Company with respect to any Debt Securities comprised by the Units of which such Purchase Contacts are a part. If the Company instead elects to pay the Purchase Price, the Purchase Price for the Purchase Contract Property purchased pursuant to the Purchase Contracts evidenced hereby shall be payable at the Payment Location on the Settlement Date pursuant to the Method of Settlement in the Currency of Settlement Payment.

Each Purchase Contract evidenced hereby is one of a duly authorized issue of not more than the Authorized Number of Purchase Contracts of the Company relating to the purchase by holders of not more than the Aggregate Quantity of Purchase Contract Property issued under the Unit Agreement, dated as of February 16, 2016 (the “Unit Agreement”), among the Company, Morgan Stanley, as guarantor (the “Guarantor”), The Bank of New York Mellon, as Agent (the “Agent”) and as Collateral Agent thereunder, as Warrant Agent (the “Warrant Agent”) under the Warrant Agreement referred to therein, as Trustee (the “Trustee”) and Paying Agent under the Indenture referred to therein, and the holders from time to time of Units, to which Unit Agreement and supplemental

 A-2

agreements thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Agent, the Company, the Guarantor and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed, countersigned, executed on behalf of the Holder and delivered. Any payment due on, including any property deliverable under, the Purchase Contracts is fully and unconditionally guaranteed by the Guarantor.

The Agent may require a Holder, among other things, to furnish appropriate endorsements and transfer documents in connection with any transfer or exchange of each Purchase Contract evidenced hereby. No service charge shall be required for any such registration of transfer or exchange, but the Company and the Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with any registration of transfer or exchange of Units.

Upon registration of transfer of this Purchase Contract, the transferee shall be bound (without the necessity of any other action on the part of such transferee, except as may be required by the Agent pursuant to the Unit Agreement), under the terms of the Unit Agreement and the Purchase Contracts evidenced hereby and the transferor shall be released from the obligations under the Purchase Contracts hereby. The Company covenants and agrees, and the Holder, by his acceptance hereof, likewise covenants and agrees, to be bound by the provisions of this paragraph.

The extent to which, and the terms upon which, any cash or other property (other than the Purchase Contract Property) is payable or deliverable with respect to the Purchase Contracts evidenced hereby is described above under “Contract Fees.” The extent to which, and the terms upon which, the Company may accelerate the obligations of the Company and the Holders of the Purchase Contracts evidenced hereby is described above under “Company Acceleration.” The extent to which, and the terms upon which, the Holders of such Purchase Contracts may accelerate the obligations of the Company and the Holders of the Purchase Contracts is described above under “Holders’ Acceleration.” The extent to which, and the terms upon which, the Company may redeem the Purchase Contracts evidenced hereby is described above under “Redemption Provisions.”

Subject to certain exceptions, the terms of the Purchase Contracts and the provisions of the Unit Agreement may be amended with the consent of the Holders of not less than a majority of the affected Outstanding Purchase Contracts and certain Purchase Contract Defaults may be waived with the consent of the Holders of a majority of the affected Outstanding Purchase Contracts. Without the consent of any Holder of Units, the terms of the Unit Agreement or the Purchase Contracts may be amended to, among other things, cure any ambiguity,

 A-3

to correct or supplement any provision in the Unit Agreement or Purchase Contract, to add to the covenants of the Company, the Guarantor, Collateral Agent or Agent or to make any other provisions with respect to matters or questions arising under the Unit Agreement or the Purchase Contracts that do not adversely affect the interests of the Holders in any material respect.

Holders of the Purchase Contracts may not enforce the Unit Agreement or such Purchase Contracts except as provided in the Unit Agreement.

Any incorporator, or past, present or future stockholder, officer, attorney-in-fact, manager or director, as such, of the Company or the Guarantor or of any successor shall not have any liability for any obligations of the Company or the Guarantor under the Purchase Contracts or the Unit Agreement or for any claim based on, with respect to or by reason of such obligations or their creation. The Holder by his acceptance hereof waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Purchase Contracts.

The Purchase Contracts shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

Prior to due presentment of a Unit Certificate or Purchase Contract for registration of transfer, the Company, the Guarantor, the Agent, the Trustee, the Warrant Agent and the Collateral Agent, and any agent of the Company, the Guarantor, the Agent, the Trustee, the Warrant Agent and the Collateral Agent may treat the Person in whose name this Purchase Contract is registered as a party to the Purchase Contracts evidenced hereby for the purpose of performance of such Purchase Contracts and for all other purposes whatsoever, and none of the Company, the Guarantor, the Agent, the Trustee, the Warrant Agent or the Collateral Agent or any such agent shall be affected by notice to the contrary.

The Holder, by his acceptance hereof, authorizes the Agent to execute the Purchase Contracts evidenced hereby on his behalf, authorizes and directs the Agent on his behalf to take such other action, and covenants and agrees to take such other action, as may be necessary or appropriate, or as may be required by the Agent, to effectuate the provisions of the Unit Agreement relating to the purchase of the Purchase Contract Property [and the pledge of the Debt Securities constituting part of the Unit of which this Purchase Contract forms a part to the Collateral Agent on the Holder’s behalf,]1 appoints the agent as his attorney-in-fact for any and all such purposes, and agrees to be bound by the terms thereof.

No Purchase Contract evidenced hereby shall be valid or obligatory for any purpose until countersigned and executed on behalf of the Holder by the Agent, pursuant to the Unit Agreement.

_________________

1 Insert in Registered Units consisting of Debt Securities and Purchase Contracts.

 A-4

IN WITNESS WHEREOF, Morgan Stanley Finance LLC has caused this instrument to be duly executed.

MORGAN STANLEY FINANCE LLC

By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Agent, and as attorney-in-fact of the Holder hereof

By:
Authorized Signatory

Countersigned THE BANK OF NEW YORK MELLON, as Agent

By:
Authorized Signatory

 A-5

[IF PURCHASE CONTRACT IS A GLOBAL PURCHASE CONTRACT, INSERT]

SCHEDULE A

GLOBAL
PURCHASE CONTRACT
SCHEDULE OF EXCHANGES

The initial number of Purchase Contracts represented by this Global Purchase Contract is __________. In accordance with the Unit Agreement pursuant to which this Global Purchase Contract has been issued, the following (A) exchanges of [the number of Purchase Contracts indicated below for a like number of Purchase Contracts represented by a Global Purchase Contract that has been separated from a Unit (a “Separated Purchase Contract”)]1 [the number of Purchase Contracts that had been represented by a Global Purchase Contract that is part of a Unit (an “Attached Unit Purchase Contract”) for a like number of Purchase Contracts represented by this Purchase Contract]2 and (B) settlements of the number of Purchase Contracts indicated below have been made:

Date of Exchange or Settlement	Number Exchanged for Separated Purchase Contract[1]	Reduced Number Outstanding Following Such Exchange[1]	Number of Attached Unit Purchase Contracts Exchanged for Purchase Contracts represented by this Separated Purchase Contract[2]	Increased Number Outstanding Following Such Exchange[2]	Number of Purchase Contracts Settled	Reduced Number Outstanding Following Such Settlement	Notation Made by or on Behalf of Agent

_________________

1 Applies only if this Purchase Contract is part of a Unit.

2 Applies only if this Purchase Contract has been separated from a Unit.

 A-6

[IF PURCHASE CONTRACT IS SEPARATED FROM UNIT, INSERT]

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned assigns and transfers the Purchase Contract(s) represented by this Certificate to:

_________________ (Insert assignee’s social security or tax identification number)

_________________ (Insert address and zip code of assignee)

and irrevocably appoints _________________

agent to transfer this Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature(s):

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.]

 A-7

[IF UNIT CERTIFICATE IS A GLOBAL UNIT CERTIFICATE, INSERT]

SCHEDULE A

GLOBAL
UNIT CERTIFICATE
SCHEDULE OF EXCHANGES

The initial number of Units represented by this Global Unit Certificate is _________. In accordance with the Unit Agreement pursuant to which this Global Unit Certificate has been issued, the following reductions of the number of Units represented by this Global Unit Certificate have occurred:

Date of Reduction	Number Reduced by Separation of the Component Parts of this Unit	Number Reduced by Exercise of Warrants	Number Reduced by Settlement of Purchase Contracts	Number of Units Outstanding Following any such Reduction	Notation Made by or on Behalf of Paying Agent

 A-8

[IF UNIT IS A DEFINITIVE UNIT, INSERT]

[FORM OF ASSIGNMENT]

FOR VALUE RECEIVED, the undersigned assigns and transfers the Unit(s) represented by this Certificate to:

_________________ (Insert assignee’s social security or tax identification number)

_________________ (Insert address and zip code of assignee)

and irrevocably appoints _________________

agent to transfer this Unit Certificate on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature(s):

(Sign exactly as your name appears on the other side of this Certificate)

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.]

 A-9